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                                                             EXHIBIT 10.10



                                LEASE AGREEMENT

                                 BY AND BETWEEN

                            GRAYMONT PARTNERS, LTD.

                                  AS LANDLORD,

                                      AND

                             MEDICAL ALLIANCE, INC.

                                   AS TENANT






                                                           May 20, 1996
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                                LEASE AGREEMENT

        THIS LEASE AGREEMENT (the "Lease") made and entered into on this 6th day of May 1996 between, GRAYMONT PARTNERS, LTD., A Texas limited partnership (hereinafter referred to as "Landlord"), and MEDICAL ALLIANCE, INC., a Texas Corporation (hereinafter referred to as "Tenant").

ARTICLE 1. BASIC LEASE PROVISIONS

1.01    (a)     Landlord. Graymont Partners, Ltd.

        (b)     Address (for notices)    Graywood Developments, Inc.
                                         500 Quorum Drive
                                         Suite 210
                                         Dallas, Texas 75240

1.02    (a)     Tenant. Medical Alliance, Inc.

        (b)     Address (for notices):

                Prior to occupancy:             After occupancy:
                8200 Springwood Dr.             2445 Gateway Drive
                Suite 200                       Suite 150
                Irving, Texas 75063             Irving, Texas 75063

                Attn: Mike Wallace              Attn: Mike Wallace
                214/432-8171 (x208)

1.03    Lease Term. Seventy-Two (72) months or six (6) lease years.

1.04    Commencement Date of Term. July 1, 1996.

1.05 Base Rental. The Base Rental as set forth in Exhibit "A" attached hereto and incorporated herein by this reference for all purposes.

1.06 Security Deposit. $10,377.08 due and payable upon execution of the Lease.

1.07    Prepaid Rental. $10,377.08 due and payable upon execution of the Lease.

1.08    Tenant's Pro Rata Share. seven and seventy-one hundredths percent
        (7.71%).

1.09    Rental Commencement Date. July 1, 1996 (contemplated)

1.10    Tenant's Net Rentable Area. 9,962 square feet.

1.11    Landlord's Real Estate Broker(s). Harry B. Lucas Company.

1.12    Tenant's Real Estate Broker(s). Tony Levechio and Associates.

1.13    Leased Premises. Suite(s) 150.


        Each of the foregoing Basic Lease Provisions shall be construed in conjunction with the references thereto contained in other provisions of this Lease and shall be limited by such other provisions. Each reference in this Lease to any of the foregoing Basic Lease Provisions shall be construed to incorporate each term set forth hereinabove.

1.14 Lease Year. The term "Lease Year" shall mean those certain consecutive twelve (12) calendar month periods beginning with the Commencement Date, except that, in the event the Commencement Date begins on a day other than the first day of the calendar month, then the first
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Lease Year shall be extended to that date which is twelve (12) calendar months from the first day of the calendar months immediately following the Commencement Date.

ARTICLE 2. CERTAIN LEASE DEFINITIONS

2.01 Additional Rental. Any and all amounts payable by Tenant to Landlord hereunder, including but not limited to late charges, default interest, Tenant's Pro Rata Share of Taxes, Insurance and Operating Expenses.

2.02 Buildings. Those certain five (5) mixed-use office buildings collectively known as Imperial Square at Las Colinas, being situated on a tract of land in the City of Irving, Dallas County, Texas, more particularly described in Exhibit "B" attached hereto and incorporated herein by this reference for all purposes.

2.03 Building. That certain individual mixed-use office building designated as "Building #4" on Exhibit "B-1" attached and made a part hereto, being one of the Buildings, located at Las Colinas on the tract of land in the City of Irving, Dallas County, Texas, more particularly described on Exhibit "B" attached hereto and incorporated herein by this reference for all purposes.

2.04 Building Standard. The type, brand, quality and/or quantity of materials Landlord designates from time to time to be used in the construction of improvements within the Leased Premises, the Building and/or the Property.

2.05 Common Areas. Those parts of the Buildings and other improvements now or hereinafter placed, constructed or erected on the Property, as designated by Landlord from time to time, including but not limited to those areas devoted to corridors, elevator foyers, elevator service areas, restrooms, mailroom, mechanical rooms, janitorial closets, electrical and telephone closets, vending areas, lobby areas, the loading dock, and other similar facilities as Landlord shall determine in its absolute discretion.

2.06 Leased Premises. The suite of offices located within the Building and outlined on the floor plan attached to this Lease as Exhibit "C" and incorporated herein by this reference for all purposes.

2.07 Tenant Improvements. All improvements to the Leased Premises for which Tenant shall be responsible for the cost, whether by application of finish-out allowance, if any, or otherwise.

2.08 Maximum Interest Rate. The greatest of the rates of interest from time to time permitted under applicable federal and state law. To the extent of applicability of Article 5069-1.04, as amended, Texas Revised Civil Statutes, the Maximum Interest Rate shall be the highest permitted rate based upon the "indicated rate ceiling", but to the extent now or hereafter permitted by Texas law, Landlord may from time to time implement, withdraw and reinstate any ceiling as an alternative to the indicated rate ceiling, including the right to reinstate the indicated rate ceiling. In determining the Maximum Interest Rate, due regard shall be given to any and all payments, fees, charges, deposits, balances and agreements which may constitute interest.

2.09 Permitted Use. Office use associated with Tenant's medical services office use business and no other use or purpose without Landlord's prior written consent.

2.10 Property. The tract of land described in Exhibit "B" together with improvements on or under the Property, including but not limited to the Building, the plazas, the parking area for the Building, driveways and sidewalks.

2.11 Net Rentable Area. As used herein, Net Rentable Area shall refer to (i) in the case of a single tenancy floor (if applicable in the future), all floor area measured from the outside surface of the outer glass or exterior wall of the Building to the outside surface of the opposite exterior wall, plus the areas within the outside walls of the Building used for Building stairs, fire towers, elevator shafts, flues, vents, stacks, vertical pipe shafts, vertical ducts, vertical


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penetrations and other similar spaces plus Tenant's Pro Rata Share of the
Common Areas, and (ii) in the case of a multiple tenancy floor, all floor areas within the outside surface of the outer glass or exterior wall enclosing the portion of the Leased Premises on such floor and measured to the midpoint of the walls separating areas leased by or held for lease to other tenants or to the outside surface of the walls separating the Leased Premises from Common Areas. No deductions from Net Rentable Area are made for columns or projections within the Building.

2.12 Work Letter Improvements. Those improvements to the Leased Premises, if any, which Landlord shall agree to provide at Landlord's cost according to the Work Letter Agreement attached hereto as Exhibit "D" and incorporated herein by this reference for all purposes.

2.13 Building Rules and Regulations. Those rules and regulations set forth in Exhibit "E" attached hereto and incorporated herein by this reference for all purposes, as amended or modified by Landlord from time to time. These will be uniformly enforced.

ARTICLE 3. LEASEHOLD GRANT

        Landlord, in consideration of the covenants and agreements to be performed by Tenant and upon the terms and conditions hereinafter set forth, does hereby lease, demise and let to Tenant and Tenant does hereby lease, demise and let from Landlord the Leased Premises.

ARTICLE 4. LEASE TERM

4.01 Lease Term; Modification of Commencement Date. Subject to and upon the terms and conditions set forth in this Lease, this Lease shall continue in force for the Lease Term. In the event the Leased Premises are not substantially completed in accordance with the Work Letter Agreement on the Commencement Date solely as a result of the default of Landlord hereunder, the Commencement Date shall be deemed automatically and unconditionally modified, and thereafter the Commencement Date shall be that date which the Leased Premises are substantially completed in accordance with the Work Letter Agreement.

4.02 Acceptance of Leased Premises Memorandum. On or about the Commencement Date, Landlord and Tenant will execute the "Acceptance of Leased Premises Memorandum" attached hereto and incorporated herein by this reference for all purposes as Exhibit "F" stipulating, among other things as Landlord shall require, the Commencement Date, the date for termination of the Lease Term and the Tenant's Net Rentable Area and any outstanding punch list items. In no event shall Tenant take possession of Leased Premises prior to execution of the Acceptance of Premises Memorandum and appropriate punch lists (if required).

4.03 Acceptance of Leased Premises and Building by Tenant. The taking of possession of the Leased Premises by Tenant shall be conclusive evidence against Tenant that (i) the Leased Premises are suitable for the purpose for which the same are leased, (ii) the Property and the Building and each and every part and appurtenance thereof are in good and satisfactory condition, and that Tenant accepts same in their "AS IS, WHERE IS" condition without any warranty or representation, whether express or implied, and (iii) Tenant waives any defects and in all other parts of the Building, the Property and the appurtenances thereto.





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ARTICLE 5. RENTALS

5.01 Payment of Base Rental and Additional Rental. Tenant agrees and promises to pay to Landlord at the address provided in Article 1.01 hereof (or at such other place as Landlord may designate from time to time) in lawful money of the United States of America (a) the Base Rental to be payable in monthly installments in the amounts set forth in Exhibit "A" and (b) Additional Rental in advance and without notice, invoice or demand on the first day of each calendar month during and throughout the Lease Term and any extensions or renewals of this Lease, without any reduction, set-off, deduction or counterclaim whatsoever (except as otherwise provided in the lease); provided, however, that if the first day of the month shall occur on a Saturday, Sunday or holiday, said monthly installment of Base Rental and Additional Rental (sometimes hereinafter referred to as the "Rentals") shall be due and payable without notice, invoice or demand on the next following day which is not a Saturday, Sunday or holiday. Should the Commencement Date be on a day other than the first day of a calendar month, the monthly installment of Base Rental for such partial month shall be prorated based on the number of days in such month. The monthly installment of Base Rental for the first partial month, if any, shall be payable on the Commencement Date and the Prepaid Rental shall be applied toward the first full month of the Lease Term. All payments of Base Rental and Additional Rental shall be by a good and sufficient check (subject to collect) drawn on a financial institution located in Dallas County, Texas.
No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the installment of Base Rental, including all Additional Rental then due and payable, shall be deemed to be other than a payment on account, nor shall any endorsement or statement or any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy provided by this Lease or applicable law. The acceptance by Landlord of an installment of Base Rental, including any Additional Rental then due and payable, on a date after the due date of such payment shall not be construed to be a waiver of Landlord's right to declare a default for a subsequent later payment. If Tenant fails to timely pay any two
(2) installments of Rentals during any consecutive twelve (12) month period, Landlord may thereafter require Tenant to pay Rentals (as estimated by Landlord, if necessary) made on or before the due date in cash or by cashier's check or money order, and the delivery of Tenant's collectible personal or corporate check shall no longer constitute payment thereof. Any acceptance of Tenant's collectible personal or corporate check thereafter by Landlord shall not be construed as a waiver of the requirement that such payments be made in cash or by cashier's check or money order. All amounts received by Landlord from Tenant hereunder shall be applied first to the earliest accrued and unpaid Rentals then outstanding.

5.02    Past Due Rentals.

                (a) Late Charge. Other remedies for nonpayment of Rentals notwithstanding, if any Rentals or installments thereof are not received by Landlord within five (5) days as and when such are due, which absent contrary notice by Landlord to Tenant shall be the first day of each month, Tenant shall pay to Landlord a late charge in an amount equal to five percent (5%) of such Rentals or installment thereof then due, to defray a portion of the additional costs to Landlord associated with tenant's failure to timely pay such amounts.

                (b) Interest. In addition, all past due Rentals or installments thereof shall bear interest at the lesser of (i) eighteen percent (18%) per annum or (ii) the Maximum Interest Rate from the date such payment is due to the date of receipt of payment by Landlord.

5.03    Tenant's Pro Rata Share of Operating Expenses.

                (a) The term "Pro Rata Share" as used herein shall mean the percentage set forth in Article 1.08 hereof; provided, however, that in the event the Tenant's Rentable Area or the Rentable Area in the Buildings located on the Property should increase or

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        decrease subsequent to the date of this Lease, Tenant's Pro Rata Share shall be adjusted by Landlord.

                (b) The term "Operating Expenses" as used herein shall mean any and all costs, expenses and disbursements of every kind and character which Landlord shall incur, pay or become obligated to pay in connection with the ownership of the Buildings and the Property and any estate or interest therein, or the operation, maintenance, repair, replacement, or control of access to the Buildings and the Property, including but not limited to the following:

                        (i) Labor costs for Landlord's employees performing services required or utilized in connection with the operation, repair, replacement, maintenance and control of access to the Buildings or the Property, including but not limited to amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and other similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, and retirement plans and group insurance;

                        (ii) Rental and/or purchase costs of materials, supplies, hand tools and equipment used in the operation, repair, replacement, maintenance or the control of access to the Buildings and the Property;

                        (iii) Management fees, the cost of maintaining a management office for the Buildings, and fees for legal and accounting services relating to the Buildings and the Property;

                        (iv) Amounts charged to Landlord by contractors and/or suppliers for services, materials, equipment and supplies furnished in connection with the operation, repair, maintenance, replacement, maintenance or control of access to any part of the Buildings and the Property generally, and the plumbing, elevator, heating, air conditioning, ventilating, any part of electrical and other systems of the Buildings and the Property including without limitation, services, materials and labor necessary to remove or hazardous substances;

                        (v) Premiums paid by Landlord for fire and extended coverage insurance, earthquake and extended coverage insurance, liability and extended coverage insurance and other insurance carried from time to time by Landlord;

                        (vi) Charges for all utilities including but not limited to water, sewer, but excluding electricity.

                        (vii) Taxes, including (A) real estate taxes and assessments on the Property or the Buildings, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (B) personal property taxes (for the Buildings' personal property, including license expenses), (C) franchise fees, (D) taxes imposed on services of Landlord's agents and employees, and (E) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Property, the Buildings or its contents or on the operation and use thereof (except as relate to specific lessees);

                        (vii) Landscape expenses and cost of repairing, resurfacing and striping of the parking areas of the Buildings;

                        (ix) Cost of all maintenance service agreements for equipment, security alarm service, window cleaning, drapery or venetian blind cleaning, janitorial services, pest control, uniform supply, landscaping, and parking equipment;

                        (x) Cost of all other repairs, replacements and general maintenance of the Property and the Buildings neither specified above nor directly billed to tenants;




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                        (xi)    Capital improvements or repairs, replacement or
                maintenance made to the Buildings, the Property or garage subsequent to the Commencement Date, including, without limitation, repairs, replacement or maintenance required by applicable laws, regulations or ordinances such as, but not limited to, the Americans with Disabilities Act of 1990, Public Law 101-336, as amplified by rules and regulations or any modifications to such Act or any environmental laws.

                (c) Tenant shall pay to Landlord, as Additional Rental, the first day of each month, an amount equal to one-twelfth (1/12) of the amount estimated by Landlord to be Tenant's Pro Rata Share of Operating Expenses in excess of $ Base Year 1996 grossed up to 95% occupancy per square foot of Tenant's Net Rentable Area. Such monthly payments shall be due and payable concurrently with the payments of base rental without notice, invoice or demand without any reduction, set-off, deduction or counterclaim whatsoever. Landlord may adjust such estimates at any time and from time to time based upon Landlord's absolute discretion. Such adjustment shall be effective as of the next installment of base rental due and payable hereunder. Within 150 days or as soon thereafter as possible after the end of each calendar year of the Lease Term, Landlord shall give written notice to Tenant of any deficiency or excess which has been paid by Tenant to Landlord in accordance with the foregoing. If the amount, if any, collected by Landlord from Tenant is less than the amount actually due for Operating Expenses, Tenant shall pay the difference to Landlord, as Additional Rental, within ten days after written notice of the amount due. If the amount so collected exceeds the amount actually due, the excess shall be credited by Landlord against the next payment of such Operating Expenses coming due from Tenant. If for any reason this Lease shall terminate on a day other than the last day of a calendar year, Tenant's Pro Rata Share of the Operating Expenses applicable to said calendar year shall be prorated based upon the number of days from the commencement of such calendar year to and including such termination date based upon a 365 or 366 day year as may be applicable. If such prorated amount exceeds the amount actually collected by Landlord from Tenant for such partial calendar year, then Tenant shall pay such excess upon demand by Landlord. If the prorated amount is less than the amount actually collected, then Landlord shall repay the overpayment to Tenant along with Tenant's Security Deposit within sixty (60) days of the termination of this Lease. This provision shall survive the termination of this Lease.

5.04    Tenant's Pro Rata Share of Electrical Expenses.

                (a) The term "Electrical Expenses" as used herein shall mean any and all costs, expenses and disbursements of every kind and character which Landlord shall incur, pay or become obligated to pay in connection with electrical charge relative to the heating, air conditioning, lighting, and or other electrical charges to the Leased Premises. THE LEASED PREMISES SHALL BE SEPARATELY METERED FOR ELECTRICAL USAGE.

                (b) Tenant shall pay to Landlord, as Additional Rental the first day of each month, an amount equal to one-twelfth (1/12) of the amount estimated by Landlord to be Tenant's Pro Rata Share of Electrical Expenses in excess of $1.50 per square foot of Tenant's Net Rentable Area. Such monthly payments shall be due and payable concurrently with the payments of base rental without notice, invoice or demand without any reduction, set-off, deduction or counterclaim whatsoever. Landlord may adjust such estimates at any time and form time to time based upon Landlord's absolute discretion. Such adjustment shall be effective as of the next installment of base rental due and payable hereunder. Within 150 days or as soon thereafter as possible, after the end of each calendar year of the Lease Term, landlord shall give written notice to Tenant of any deficiency or excess which has been paid by Tenant to Landlord in accordance with the foregoing. If the amount, if any, collected by Landlord from Tenant is less than the amount actually due for Electrical Expenses, Tenant shall pay the difference to Landlord, as Additional Rental, within ten days after written notice of the amount due. If the amount so collected exceeds the amount actually due, the excess shall be credited by Landlord against the next payment of such Electrical Expenses coming due from Tenant. If for any reason this Lease shall terminate on a day other than the last day of a calendar year, Tenant's Pro Rata Share of the Electrical Expenses applicable to said calendar year shall be prorated based upon the number of days from the





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commencement of such calendar year to and including such termination dated based upon a 365 or 366 day year as may be applicable. If such prorated amounts exceed the amount actually collected by Landlord from Tenant for such partial calendar year, then Tenant shall pay such excess upon demand by Landlord. If the prorated amount is less than the amount actually collected, then Landlord shall repay the overpayment to Tenant along with Tenant's Security Deposit within sixty (60) days of the termination of this Lease. This provision shall survive the termination of this Lease.

5.05 Independent Covenant. The obligation of Tenant to pay Base Rental and Additional Rental and the obligations of Tenant to perform other covenants and duties hereunder constitute independent and unconditional obligations to be performed at all times as provided for herein. All obligations of Landlord hereunder are covenants and not conditions to Tenant's performance of obligations hereunder; Tenant waives and relinquishes all rights which Tenant might have to claim any nature of lien against, withhold, deduct or off-set against, any Rentals and other sums provided hereunder to be paid to Landlord by Tenant.

ARTICLE 6. SECURITY DEPOSIT

        The Security Deposit shall be held by Landlord without liability for interest and shall not be considered an advance payment of Rentals or a measure of Landlord's damages in case of default by Tenant. Landlord shall have the right to commingle the Security Deposit with other funds of Landlord. In the event Tenant defaults in the performance of any of Tenant's covenants and obligations hereunder, including but not limited to the payment of Rentals, Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearage in Rentals or other sums to which Tenant is in default and any other damages, injury, expense or liability caused to Landlord by Tenant's default, including any damages or deficiency resulting from the reletting of the Leased Premises. Following any such application of the Security Deposit, Tenant shall immediately and unconditionally pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If, upon termination of this Lease, Tenant is not then in default, and provided that Tenant has delivered possessions of the Leased Premises to Landlord in accordance with this Lease, any remaining balance of the Security Deposit shall be returned by Landlord to Tenant within thirty (30) days of the termination of this Lease. If Landlord transfers or assigns its interest in the Building and/or the Property during the Lease Term, Landlord will assign the Security Deposit to the transferee or assignee and thereafter Landlord shall have no further liability for the return of such Security Deposit, and Tenant agrees to look solely to such transferee or assignee or successor thereof for the return of the Security Deposit. Landlord and its successors and assigns shall not be bound by any actual or attempted assignment or encumbrance of the Security Deposit by Tenant and any such assignment or encumbrance shall be null and void and of no force or effect.

ARTICLE 7. USE AND OCCUPANCY

7.01 Purpose. The Leased Premises shall be used and occupied by Tenant solely for the Permitted Use and for no other business or purpose.

7.02 Legal Use, Extrahazardous Use, Nuisance. Tenant covenants and agrees not to (i) use or to allow or permit the Leased Premises to be used for any purpose prohibited by any applicable law, including, but not limited to any law of the United States or of the State of Texas or by any ordinance of the City of Dallas, Texas including, without limitation any environmental laws or regulations; (ii) commit waste or suffer or permit waste to be committed or to allow or permit any nuisance on or in the Leased Premises, the Building or the Property; (iii) use the Leased Premises or allow or permit the same to be used in any way or for any purpose that Landlord may deem to be extrahazardous because of the possibility of fire or other casualty or which will increase the rate of fire or other insurance for the Building or the Building's contents and/or the Property or in respect to the operation of the Building, or which may render the Building uninsurable at normal rates by responsible insurance carriers authorized to do business in the State of Texas or which may render void and voidable any insurance on the Building, the Building's contents and/or the Property; or (iv) violate, or permit the violation of, any condition imposed by any insurance




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policy then issued in respect of the Building, the contents of the Building and/or the Property and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Leased Premises, the Building and/or the Property which would subject Landlord to any liability or responsibility for any personal injury or death or property damage, or which would result in the cancellation of, or limit the assertion of any defense by the insured, in whole or in part, to claims under any policy of insurance in respect of the Building, the contents of the Building and/or the Property, or (v) use or allow or permit the Leased Premises to be used for a purpose that would cause the presence of hazardous or toxic substances. In the event that by reason of Tenant's acts or conduct of business there shall be an increase in the rate of insurance on the Building, the Building's contents and/or the Property, then Tenant hereby agrees to pay such increase. Tenant further covenants and agrees that it will conduct Tenant's business and occupy the Leased Premises and will control Tenant's agents, employees and invitees in such a manner so as not to create a nuisance or interfere with, annoy or disturb any of the other tenants in the Building, or Landlord in its management of the Building and the Property.

7.03 Care of the Leased Premises. Tenant covenants and agrees at the termination of this Lease, by lapse of time or otherwise, to deliver up said Leased Premises to Landlord in the same condition as at the date of possession by Tenant, ordinary wear and tear and damage by casualty or condemnation excepted; and upon such termination of this Lease, Landlord shall have the right to reenter and resume possession of the Leased Premises.

ARTICLE 8. PEACEFUL ENJOYMENT

        Landlord agrees that Tenant shall, and may peacefully have, hold and enjoy the Leased Premises, subject to the terms hereof, and subject to all liens and other encumbrances affecting the Property, provided that Tenant pays the Rentals herein recited and performs all of Tenant's covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective ownerships of Landlord's interest hereunder.

ARTICLE 9. SERVICES TO BE FURNISHED BY LANDLORD

        So long as Tenant is occupying the Leased Premises and is not in default hereunder and no condition exists which with the lapse of time or the giving of notice, or both, would constitute default hereunder, Landlord shall, as a part of Operating Expenses under Section 5.03 and Electrical Expenses under Section 5.04 as applicable, furnish the following services in connection with Tenant's use of the Leased Premises to a standard of similar buildings in the area:

                (a) Hot and cold water at those points of supply provided for general use of other tenants in the Building;

                (b) Central heat and air conditioning in season at such times and at such temperatures and in such amounts as are considered by Landlord to be standard. Tenant shall be obligated to maintain the temperature within the Leased Premises at a sufficient level to prevent any pipes from freezing and to prevent any other adverse effect on the Leased Premises and the Building.

                (c) Landlord will furnish janitor service to the Leased Premises on a five (5) day week basis (excluding Saturdays, Sundays and holidays); provided, however, if Tenant's floor and/or wall coverings or other improvement to the Leased Premises are other than Building Standard, Tenant shall pay upon demand the additional cleaning cost attributable thereto; provided, further, Landlord shall have no responsibility for any damage to the Leased Premises, including such special flooring or wall coverings, losses due to theft or burglary or for any other similar damages, as a result of such janitorial services;

                (d) Electricity in an amount deemed by Landlord to be standard;





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
                (e) Electrical facilities as they currently exist in the Building;

                (f) Tenant will be provided free of charge one (1) key for every 1,000 square feet of leased space. If Tenant chooses to rekey the Leased Premises it shall provide Landlord and Landlord's appropriate subcontractors with keys.

        Failure, in whole or in part, by Landlord to furnish or cause to be furnished the above-referenced services, or any cessation thereof, from any cause whatsoever, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an actual or constructive eviction of Tenant, nor work, cause or permit an abatement of Rentals, nor relieve Tenant from fulfillment of any covenant or agreement hereof, all of the above to be construed as covenants and not conditions to this Lease. Should any of the equipment or machinery break down, or for any case cease to function properly, Landlord shall use reasonable diligence to repair same, but Tenant shall have no claim against Rentals due hereunder or damages on account of any interruptions in service occasioned thereby or resulting therefrom. All of the above-referenced services shall be subject to all laws, regulations and administrative orders, the adherence to which may in no case be grounds for claim, deduction or setoff by Tenant nor act of breach by Landlord, Landlord and Tenant hereby acknowledging, agreeing, covenanting, representing and warranting one to the other that Tenant's payment of Base Rental, Additional Rental and all other amounts hereunder to be an independent covenant.

ARTICLE 10. REPAIRS AND MAINTENANCE

10.01 By Tenant. Tenant covenants and agrees, at its sole cost and expense, without contribution or reimbursement by Landlord, to keep the Leased Premises and every part thereof in good condition and repair; provided, however, Tenant shall not be responsible for repair of damage for which Landlord is specifically responsible pursuant to Article 10.2 hereof. Tenant shall also be responsible for the repair and replacement (to the condition existing prior to the occurrence of such damage) of any damage or injury done to the Property or the Buildings or any part thereof caused by Tenant, or Tenant's agents, employees, invitees or visitors. Repairs and maintenance for which Tenant is responsible shall be performed at Tenant's sole cost and expense only by Landlord or contractors which Landlord has approved in writing prior to commencement of such repairs and maintenance and Tenant shall pay Landlord an administrative fee in the amount equal to ten percent (10%) of the cost of such repairs and maintenance to reimburse Landlord for its attention to such work. Landlord's approval shall include the approval of insurance coverage required by Landlord, which shall include, but not be limited to Workmen's Compensation Coverage. Failure of Tenant to pay Landlord for the cost of such repairs performed by or on behalf of Tenant, plus the ten percent (10%) administrative fee on demand shall constitute a default hereunder. In the event that Landlord approves a contractor selected by Tenant for the repair of such damage for which Tenant is responsible, Tenant's failure to cause such repairs to be commenced within ten (10) days following Landlord's approval of Tenant's contractor shall constitute a default under this Lease. Tenant shall submit lien waivers to Landlord, Landlord's title company or Landlord's lenders from all contractors and suppliers of labor and/or materials immediately upon the completion of any repairs made on behalf of Tenant other than those made by Landlord or Landlord's agents. Failure of Tenant to supply such waivers within ten (10) days of the completion of such repairs shall constitute an event of default under this Lease. Tenant's contractors which are approved by Landlord shall not be deemed to be an agent of Landlord for purposes hereof. Landlord shall allow Tenant to perform its own telephone and computer wiring/rewiring with no administrative charge to Tenant.

10.02 By Landlord. Landlord agrees to repair and maintain the structural portions of the Buildings and the Property, including the basic plumbing, air conditioning, heating and electrical systems installed or furnished by Landlord, and the Common Areas (collectively referred to herein as "Building Repairs"), the cost of which shall be an Operating Expense, unless such maintenance and repairs are caused in whole or in part by the act, neglect or fault of the Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay on demand the actual cost of such maintenance or repairs. Landlord assumes no other obligations of maintenance or repair; provided, however, Landlord may undertake or cause to be undertaken, in its sole discretion without assuming any obligation or responsibility therefor, repairs to any damage within the Leased Premises, or damage to the Building for which Tenant is responsible pursuant hereto, at Tenant's sole cost and expense, in case of an emergency or at any time if Tenant shall fail to timely perform or cause to be performed its obligations as set forth in Article 10.01 hereof. Landlord shall not be liable for any failure to make any Building Repairs or to perform any maintenance unless Landlord shall fail to commence such repair or maintenance within thirty (30) days after written notice of the need of such repairs or maintenance is given by Tenant to Landlord. Tenant waives the right to make Building Repairs at Landlord's expense.

ARTICLE 11. ALTERATIONS, ADDITIONS, IMPROVEMENTS

11.01 By Landlord. Except as otherwise provided in the Work Letter Agreement attached hereto as Exhibit "D", all installations and improvements now or hereafter placed on the Leased Premises shall be for Tenant's account and at Tenant's sole cost and expense (and Tenant shall pay any and all costs and expenses associated therewith, including but not limited to ad valorem taxes and increased insurance thereon or attributable thereto), which cost together with a ten percent (10%) administrative fee shall be payable by Tenant to Landlord upon demand, and failure to pay such additional amounts in full within ten (10) days of demand shall constitute a default hereunder.

11.02 By Tenant. Tenant shall not make or allow to be made any alterations or additions, whether structural or nonstructural, in or to the Leased Premises without the prior written consent of Landlord. Tenant shall reimburse Landlord for any and all costs and expenses incurred by Landlord as a result of such alterations or additions and shall pay Landlord an administrative fee in the amount of ten percent (10%) of the cost of such alterations or additions in connection with Tenant's installation of such approved alternations or additions. Tenant's installation of such approved alterations or additions shall not interfere with Landlord's operation of the Building, and Landlord may require as a condition to its approval of such alterations and additions, among other things, that such work be performed other than during normal business hours of the Building. Upon installation, all alterations, additions, improvements and attached furniture and fixtures erected or installed by Tenant shall become the property of Landlord and shall not be removed by Tenant unless Landlord requires Tenant to do so, whereupon Tenant shall remove same at its sole cost and expense and shall repair the Leased Premises or any damages caused by such removal as of Commencement Date, ordinary wear and tear excepted. Provided that Tenant is not then in default under this Lease, all unattached and movable furniture and trade fixtures located in the Leased Premises may be removed by Tenant at the end of the Lease Term and shall be so removed if required by Landlord, whereupon Tenant shall remove same at its sole cost and expense and shall at its sole cost and expense restore the Leased Premises to its original condition as of the Commencement Date, ordinary wear and tear excepted. All such removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the Leased Premises, the Building or the Property, and Tenant agrees to reimburse Landlord for the cost of all damage done to the Leased Premises, the Building and the Property by the installation and/or removal of such additions, alterations, improvements, personal property, furniture and trade fixtures. Any items of Tenant's personal property or unattached and removable trade fixtures which shall remain in the Leased Premises after the expiration of the Lease Term may, at the option of Landlord, if

Landlord has not otherwise enforced its landlord's lien and/or security interest in same, be deemed to have been abandoned, and in such case, such items may be retained by Landlord as Landlord's property without such retention being deemed to be in satisfaction of Rentals and other amounts owed by Tenant to Landlord or disposed of by Landlord without accountability, but at Tenant's expense, in such manner as Landlord shall determine.

ARTICLE 12. ASSIGNMENT OR SUBLEASE

        12.01 Tenant shall have no right to assign, sublet, transfer or encumber this Lease, or any right, title or interest herein or its leasehold estate in the Leased Premises, or permit the use or occupancy of the Leased Premises or any portion thereof (collectively referred to herein as a "Lease Transfer"), without the prior written consent of Landlord, which consent may be withheld in the sole and absolute discretion of Landlord. In the event Tenant should desire to request Landlord's consent to a Lease Transfer, Tenant shall give Landlord written notice of such desire no later than sixty (60) days prior to Tenant's desired effective date for Lease Transfer. The Lease Transfer notice shall contain the name of the proposed transferee, the nature and character of the business of the proposed transferee, a true and correct original of the proposed instrument evidencing the Lease Transfer, a statement of any and all sums to be paid in connection with the Lease Transfer certified by an authorized officer of Tenant as true and correct, other particulars of the proposed Lease Transfer, and financial statements of all parties to the Lease Transfer for the last two (2) years. Landlord shall notify Tenant in writing no later than thirty (30) days of the actual receipt of Tenant's Lease Transfer Notice that Landlord elects (i) to terminate the portion of this Lease so affected by the Lease Transfer as of the date so specified by Tenant, in which event Tenant will be relieved of all further obligation hereunder as to such space as of the specified date; (ii) to permit the Lease Transfer, subject, however to any terms and conditions Landlord may stipulate, or (iii) to deny the Lease Transfer. If Landlord should fail to notify Tenant in writing of such election within said thirty (30) day period, Landlord shall be deemed to have elected option (iii) above. Consent of Landlord to any Lease Transfer may not be implied, but must be specifically expressed in writing to be effective. No Lease Transfer shall relieve Tenant or any guarantor or surety of this Lease of any obligation under this Lease, including but not limited to payment of Rentals and other amounts hereunder.

12.02 Notwithstanding that the prior written consent to a Lease Transfer having been obtained, the following shall apply:

                (a) In the event of a Lease Transfer contemporaneously with the granting of Landlord's consent, Tenant shall cause the transferee to assume in writing and agree to perform all of the covenants, duties and obligations of Tenant hereunder, and the transferee shall be jointly and severally liable to Landlord therefor along with Tenant for all obligations of Tenant hereunder; Tenant shall further cause the transferee to grant Landlord in writing a first and prior contractual lien and security interest in form and substance equivalent to the lien and security interest required herein to be granted by Tenant, which lien and security interest shall be in addition to that conferred by statute. Landlord may enforce the provisions of this Lease against Tenant or the transferee, or both, at Landlord's option, without making demand upon or proceeding in any way against any other person or party and without relieving such other person or party from liability hereunder.

                (b) A signed counterpart of all instruments relative to a Lease Transfer (executed by all parties to such transactions with the exception of Landlord) shall be submitted by Tenant to Landlord prior to or contemporaneously with the request for Landlord's prior written consent thereto (it being understood that no such instrument shall be effective without the prior written consent of Landlord);

                (c) No usage of the Leased Premises by any transferee shall be permitted other than the usage herein permitted to Tenant; and

                (d) In the event that the Rentals due and payable by a sublessee, assignee or other transferee under any permitted Lease Transfer (or a combination of the Rental payable under such sublease plus any bonus or other consideration therefor or incidental thereto) exceeds the Rentals payable under this Lease, then Tenant shall be bound and obligated to pay Landlord all such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant or Landlord may require, at its option, that all such rentals and consideration to be paid directly to Landlord.

12.03 If Tenant is a corporation, or if any general partner of Tenant is a corporation, then any merger, consolidation or dissolution of such corporation or any change in legal or beneficial ownership or power to vote a majority of the voting stock in such corporation which was outstanding at the time of the execution of this Lease shall constitute a Lease Transfer; provided, however, that a Lease Transfer shall not occur in the event of a change in ownership or power to vote a majority of the voting stock in a corporation whose voting common stock is traded on a nationally recognized securities exchange. If Tenant, or if any general partner of Tenant, is a general partnership, limited partnership, joint venture or other entity, the transfer of legal or beneficial ownership of any such entity resulting in a change in control of such entity from that existing at the time of the execution of this Lease shall constitute a Lease Transfer.

12.04 Consent by Landlord which shall not be unreasonably withheld or delayed to a Lease Transfer shall not be deemed a consent to any other or subsequent Lease Transfer or transaction. In the event a Lease Transfer is made without the prior written consent of Landlord, or if Landlord's consent is given and default by Tenant occurs subsequent thereto, Landlord may nevertheless collect Rentals and other charges from the transferee and apply the net amount collected to the Rentals and other charges payable hereunder, but no such collection of Rentals and other charges or application thereof by Landlord shall be deemed a waiver of these provisions or a novation or release of Tenant or any guarantor or surety from the further performance by Tenant of Tenant's covenants, duties and obligations hereunder. Landlord is authorized and empowered, on behalf of Tenant, to endorse the name of Tenant upon any check, draft of other instrument payable to Tenant evidencing payment of Rental or any part thereof, and to receive and apply the proceeds therefrom in accordance with the terms hereof.

ARTICLE 13. CONDEMNATION

        If there shall be taken by exercise of the power of eminent domain during the Lease Term any part of the Leased Premises, the Building or the Property, Landlord may elect to terminate this Lease or to continue this Lease in effect. If Landlord elects to continue this Lease, there will be no abatement of Rentals, but the Base Rental shall be reduced in proportion to the Net Rentable Area so taken. Landlord shall within ninety (90) days after the date of receipt of all condemnation awards commence to repair any damage to the Leased Premises, the Building or the Property resulting from such taking, and shall proceed with reasonable diligence (except that Landlord shall not be responsible for delays not within the control of Landlord) to repair the same, except that Landlord shall not be required to rebuild, repair or replace any part of Tenant's furniture, furnishings, fixtures or equipment or restoration of the improvements within the Leased Premises in excess of those provided by Landlord, at Landlord's cost and expense, pursuant to Exhibit "D" hereof. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof. All sums awarded or agreed upon between Landlord and the condemning authority for such taking, whether as damages or as compensation, will be the sole and exclusive property of Landlord and Tenant does hereby irrevocably waive and release any right, title, interest or claim thereto. If this Lease should be terminated under this Article 13, Rentals and all other amounts shall be due up to the date that possession is taken by the condemning authority, and Landlord will refund to Tenant any prepaid unaccrued Rentals less any sum then owing by Tenant to Landlord.

ARTICLE 14. FIRE OR OTHER CASUALTY

        In the event that the Leased Premises, the Building, or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Leased Premises shall have been damaged by such fire or other casualty) or in the event any mortgagee under a mortgage or deed of trust covering the Building should require that the insurance proceeds payable as a result of any fire or other casualty be applied toward the mortgage debt, Landlord may, at its option, terminate this Lease (and the term and estate hereby granted) by written notice to Tenant of such termination within thirty (30) days of Landlord's receipt of the terms of settlement from Landlord's insurance company, but in no event to exceed one hundred twenty (120) days of such damage or casualty. If the Building is not substantially damaged by fire or other casualty or the mortgagee does not require such application of the insurance proceeds or if the Building is substantially damaged or the mortgagee does not require such application but Landlord does not elect to terminate this Lease, Landlord shall within one hundred twenty (120) days after the date any insurance claim is fully and unconditionally adjusted and settled, commence to repaid and restore the Building and shall proceed with reasonable diligence to restore the Building (except that Landlord shall not be responsible for delays not within the control of Landlord) to substantially the same condition in which it was immediately prior to the happening of the casualty, but only to the extent of available insurance proceeds, except that Landlord shall not be required to rebuild, repair or replace any part of Tenant's furniture, furnishings, fixtures or equipment or restoration of Tenant's improvements within the Leased Premises. In the event Landlord elects to repair and restore the Building, the Base Rental shall be equitably abated for the period of time and to the extent that Landlord determines in its absolute discretion during such repair and restoration that the Leased Premises or a portion thereof are untenantable for purposes of carrying on the business for which the Lease Premises were leased. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof. If the damages are caused by the gross negligence or wilful misconduct of Tenant, its agents, servants, employees, contractors, patrons, guests, licensees, or invitees, Tenant will be liable to Landlord for any damage not covered or paid by insurance proceeds received by Landlord. Any insurance which may be carried by Landlord against loss or damage to the Building, the Property or to the Leased Premises shall be payable solely to Landlord, and Tenant does hereby forever waive any right, title, interest or claim to any such insurance. Any insurance carried by Tenant shall be payable to Landlord and Tenant as their interests shall appear, and it is understood that Landlord shall in no event be obligated to carry insurance covering Tenant's property.

ARTICLE 15. DEFAULT AND REMEDIES

15.01 Default. The following shall be events of default by Tenant under this Lease:

                (a) Tenant shall fail to pay when due any Rentals or any other sum of money payable by Tenant hereunder within five (5) days of the due date;

                (b) Tenant shall fail to comply with any non-monetary term, provision or covenant of this Lease within thirty (30) days of written notice;

                (c) Tenant or any guarantor or surety (herein collectively referred to as "Guarantor") of Tenant's obligations hereunder shall become insolvent, or shall make a transfer in fraud of creditors, or shall commit any act of bankruptcy or shall make an assignment for the benefit of creditors, or Tenant or any Guarantor shall admit in writing its inability to pay its debts as they become due;

                (d) Tenant or any Guarantor shall file a petition under any section or chapter of the United States Bankruptcy Code, as amended, pertaining to bankruptcy, or under any similar law or statute of the United States or any State thereof, or Tenant or any Guarantor shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any Guarantor thereunder; or a petition or answer proposing the adjudication of Tenant or any Guarantor as a bankrupt or its reorganization under any present or future federal or state bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged or denied within fifteen (15) days after the filing thereof;

                (e) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any Guarantor of the Leased Premises or of any of Tenant's property located thereon in any proceeding brought by Tenant or any Guarantor, or any such receiver or trustee shall be appointed in any proceeding brought against Tenant or such Guarantor shall consent to or acquiesce in such appointment;

                (f) The leasehold estate hereunder shall be taken on execution or other process of law in any action against Tenant;

                (g) Tenant shall abandon or vacate any portion of the Leased Premises unless Tenant is not in default, provides prior written notification to Landlord and pays the equivalent of three (3) additional months rent as additional security deposit;

                (h) Tenant shall fail to continuously operate in the Leased Premises the business and purpose for which the Leased Premises were leased to Tenant while Tenant is in occupancy in the Leased Properties;

                (i) The liquidation, termination, dissolution, forfeiture of right to do business or death of Tenant or Guarantor.

15.02 Remedies. If an event of default shall have occurred, Landlord shall have the right as its election, then or any time thereafter while such event of default shall continue, to pursue any one or more of the following remedies without any notice or demand whatsoever:

                (a) Terminate this Lease in which event Tenant shall immediately surrender the Leased Premises to Landlord and if Tenant fails to do so, Landlord may without prejudice to any other remedy which it may have for possession or arrearage in Rentals or other amounts hereunder, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person or persons who may be occupying said Leased Premises, or any part thereof, by force, if necessary, without being liable for prosecution or any claim of damages therefor and Tenant hereby agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Leased
        Premises on satisfactory terms or otherwise, specifically including, but not limited to, all Costs of Reletting (hereinafter defined) and any deficiency that may arise by reason of any reletting;

                (b) Enter upon and take possession of the Leased Premises without terminating this Lease and expel or remove Tenant and any other person or persons who may be occupying said Leased Premises, or any part thereof, by force, if necessary, including, but not limited to, changing the door locks on the Leased Premises without the necessity of providing written notice to Tenant on the front door of the Leased Premises or otherwise, and without providing Tenant with the new key to the Leased Premises, all without being liable for prosecution or any claim for damages therefor. Landlord may, but shall be under no obligation to, relet the Leased Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant for such term or terms and on such conditions and for such uses as Landlord in its absolute discretion may determine and Landlord shall be entitled to collect and receive any rents payable by reason of such reletting. Tenant agrees to pay Landlord on demand all Costs of Reletting and any deficiency that may arise by reason of such reletting. Landlord shall not be responsible or liable for any failure to relet the Leased Premises or any part thereof or for any failure to collect any rent due upon any such reletting. No such re-entry or taking of possession of the Leased Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is executed by Landlord and delivered to Tenant;

                (c) Enter upon the Leased Premises by force if necessary, including, but not limited to, changing the door locks on the Leased Premises without the necessity of providing written notice to Tenant on the front door of the Leased Premises or otherwise, and without providing Tenant with the new key to Leased Premises, all without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord on demand for any expense which Landlord may incur in thus affecting compliance with Tenant's obligations under this Lease together with interest at the lesser of (i) the Maximum Interest Rate or (ii) eighteen percent (18%) per annum, and Tenant further agrees that Landlord shall not be liable for damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise;

                (d) Landlord may change the locks on doors permitting entry into the Premises and deny Tenant's access thereto until all Events of Default have been cured. Landlord has no obligation to advise Tenant of the change of locks other than to provide written notice at Premises of the person whom Tenant may contact, during the normal business hours for the Premises of which Tenant has advised Landlord in writing, to acquire additional information. Tenant waives all rights under Section 92.008 of the Texas Property Code to which it is otherwise entitled.

15.03 For purposes of this Article, the term "Costs of Reletting" shall mean all costs and expenses of whatsoever kind or nature incurred by Landlord in connection with the reletting of the Leased Premises, including, but not limited to, the reasonable cost of renovation, repairs, decoration and alteration of the Leased Premises for a new tenant or tenants, advertisement and marketing and brokerage fees, any increase in insurance premiums caused by the vacancy of the Leased Premises and any other costs or expenses incurred or suffered by Landlord.

15.04 No repossession or reentering on the Leased Premises or any part thereof pursuant to this Article 15 or otherwise shall relieve Tenant or Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or reentering. Notwithstanding any such repossession or reentering on the Leased Premises or any part thereof by reason of the occurrence of any default, Tenant will pay to Landlord the Rentals and other amounts required to be paid by Tenant pursuant to this Lease.

15.05 No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy permitted by law or in equity, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement or at law or in equity or by statute. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the other covenants, agreements, conditions, or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Further, nothing in this Article shall be construed as in any way denying Landlord the right (and Landlord specifically reserves and Tenant agrees that Landlord shall have the right) in the event of abandonment of said Leased Premises upon the occurrence of any other event of default by Tenant, at Landlord's option, to declare all Rentals and other sums due or to become due under the Lease immediately due and payable in full without notice of any kind, including notice of intention to accelerate or demand, all of which are waived by Tenant, and to immediately sue for the entire breach of this Lease and any and all damages which Landlord suffers thereby.

15.06 In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord's default as to any covenant or agreement contained in this Lease or as a result of the breach of any promise or inducement hereof, whether in this Lease or elsewhere unless Tenant delivers written notice and Landlord fails to reasonably commence to cure within thirty
(30) days. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant's sole remedy for default hereunder and for breach of any promise or inducement shall be limited to a suit for direct and proximate damages and Landlord's liability therefor shall be limited as described in
Article 26 hereof. In addition, Tenant hereby covenants that, prior to the exercise of such remedy, it shall give Landlord and all mortgagees whom Tenant has been notified hold mortgages or deed of trust liens on the Property, Building or Leased Premises, notice and reasonable time to cure any alleged default by Landlord.

15.07 Notwithstanding anything to the contrary herein contained, this Lease shall supersede Section 92.008 of the Texas Property Code such that Landlord's rights and remedies under this Lease shall not be diminished whatsoever. Tenant waives and relinquishes any of said rights granted under the Texas Property Code to the extent that same are waiveable as permitted by law.

ARTICLE 16. NO WAIVER

        Failure of Landlord to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of such default, nor shall it constitute an estoppel against Landlord, but Landlord shall have the right to declare a default at any time and take such action as is lawful or authorized under this Lease. Failure by Landlord to enforce any of its rights and remedies shall not constitute a waiver by Landlord or an estoppel against Landlord of its right to declare a default with respect to any subsequent default. Receipt by Landlord of Tenant's keys to the Leased Premises shall not constitute an acceptance of surrender of the Leased Premises, which acceptance may only be by written agreement of Landlord delivered to Tenant.

ARTICLE 17. BANKRUPTCY OF TENANT

        In the event Tenant has become the subject of any insolvency proceedings, including but not limited to an assignment for the benefit of creditors pursuant to Texas Business and Commerce Code Section 23.01, the provisions of Sections 361, 363 and 365 of the United States Bankruptcy Code,
11 U.S.C. Section 101 et seq. (such Bankruptcy Code as amended from time to time being herein referred to as the "Bankruptcy Code"), and any successor statute, as modified herein, shall govern the mutual rights and obligations of Landlord and Tenant. Landlord shall be entitled to a preferred distribution under any such proceedings, consistent with the requirements of Bankruptcy Code Sections 363(e), 365(d)(3), and 507(b); provided, however, that the limitations of Bankruptcy Code Section 502(b)(6) shall expressly not apply to any such proceedings. Unless and until Landlord receives all amounts to which it is entitled hereunder, the discharge provisions of Texas Business and Commerce
Code Section 23.10, Bankruptcy Code Sections 524, 1141, 1228 or 1328, or any similar discharge provisions in any other insolvency proceeding, shall not become operative with respect to the claim of Landlord as against Tenant. Tenant expressly covenants and agrees to provide Landlord with ten (10) days prior written notice of any assignment for the benefit of creditors or any other insolvency proceeding, including but not limited to the commencement of a bankruptcy case, and any costs or damages incurred by Landlord as a result of the failure of Tenant to provide such advance notification shall survive and be excepted from the discharge provisions of Texas Business and Commerce
Code Section 23.10, Bankruptcy Code Sections 524, 1141(d), 1228 or 1328, and any other comparable provision governing any other insolvency proceeding.

        In addition to, and in no way limiting the remedies set forth in
Article 15 hereof, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition or other similar type proceeding under the Bankruptcy Code, as now enacted or hereinafter amended, then:

                (a) "Adequate protection" of Landlord's interest in the Leased Premises pursuant to the provisions of Sections 361 and 363 of the Bankruptcy Code, prior to assumption and/or assignment of the Lease by Tenant shall include, but not be limited to all (or any part) of the following:

                        (i) The continued payment by Tenant of the Rentals and all other sums due and owing hereunder and the performance of all other covenants and obligations hereunder by Tenant pursuant to Bankruptcy Code Section 365(d)(3) from the date of the petition until the earlier of (A) confirmation of a plan of reorganization or (B) expiration of fifteen (15) days from the entry of a final order authorizing the assumption or rejection of this Lease;

                        (ii) The hiring of security guards and the taking of all other steps which Landlord in its sole discretion determines to be reasonable and necessary to protect the Leased Premises; such obligation of Tenant to continue until such time as Landlord assumes actual possession and control of the Leased Premises;

                        (iii) The furnishing of an additional security deposit by Tenant in the amount of three (3) times the then-current monthly Base Rental and Additional Rental payable hereunder, such deposit to be furnished within thirty (30) days of the commencement of the bankruptcy case. Funds thus deposited shall in no event be considered property of the estate of Tenant and shall be payable to Landlord pursuant to the provisions of Bankruptcy Code Section 541(d);

                        (iv) The filing by Tenant of a motion to assume or reject this Lease within thirty (30) days of the commencement of the case, notwithstanding the maximum time period set forth in Bankruptcy Code Section 365(d)(4). In this regard, Tenant specifically covenants and agrees that it will not seek an extension of the time period herein provided, and further that it will not seek an extension of the time period established by Bankruptcy Code Section 365(d)(4). Tenant further covenants and agrees that any effort to seek such an extension without the express prior written consent of Landlord shall constitute a failure of adequate protection, and Tenant shall immediately cease all operations in and use of the Leased Premises pursuant to Bankruptcy Code Section 363(e);

                        (v) Tenant specifically covenants and agrees that, should it fail in any respect to comply with any of the provisions hereof, Landlord shall be entitled, and Tenant shall not object, to an administrative priority claim pursuant to Bankruptcy Code Section 507(b) in the amount necessary, in the Landlord's sole discretion, to compensate for Tenant's default hereunder.

                (b) "Adequate assurance of future performance" by Tenant and/or any assignee of Tenant pursuant to Bankruptcy Code Section 365 (or its successor section) will include but not be limited to payment of an additional security deposit in the amount of three (3) times the then-current monthly Base Rental and Additional Rental payable hereunder.

                (c) Any person or entity to which Tenant or its successor in interest seeks to assign this Lease pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment. Any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability.

                (d) Failure of Tenant or any assignee to pay all amounts payable by Tenant to Landlord hereunder, whether denominated Rentals or otherwise, shall be deemed a violation of the provisions of Bankruptcy Code Sections 361, 363(e) and 365(d)(3), and Landlord shall be entitled to an administrative priority claim pursuant to Section 507(b) in such amount, together with all costs incurred by Landlord in connection with the enforcement, assumption or rejection hereof, including but not limited to attorneys fees incurred by Landlord.

                (e) Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of the Landlord under this Lease, whether or not expressly denominated as Rentals, including but not limited to attorneys fees incurred by Landlord in connection with the enforcement hereof, shall constitute "rent" for the purposes of
        Section 502(b)(6) of the Bankruptcy Code.

                (f) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust by Tenant for the benefit of Landlord and shall be promptly paid to or turned over to Landlord pursuant to the provisions of Bankruptcy Code
        Section 541(d).

                (g) If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then notice of such proposed offer of assignment, setting forth (i) the name and address of such person or entity; (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure each person's or entity's future performance under the Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assumption and assignment, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such persons or entity, less any brokerage commission which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

                (h) To the extent permitted by law, Landlord and Tenant agree that this Lease is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant within the meaning of Sections 365(c) and 365(e)(2) of the Bankruptcy Code.

ARTICLE 18. HOLDING OVER

        In the event of holding over by Tenant after the termination of this Lease, whether the termination occurs by lapse of time or otherwise, without the written consent of Landlord delivered to Tenant, Tenant shall pay to Landlord as Rental for each day of such holding over 150% the amount of the per day Rentals which were accruing immediately prior to termination of the Lease and which shall be due and payable on the earlier of demand by Landlord or in advance on the first day of each calendar month of holding over by Tenant. During such time as Tenant shall continue to hold the Leased Premises after the termination hereof, such holding over shall be as a tenant at sufferance, subject to all of the terms, provisions, covenants and agreements on the part of Tenant hereunder. No payments of money by Tenant to Landlord after the termination of this Lease or after the giving of any notice of termination by Landlord to Tenant shall reinstate, continue or extend the term of this Lease or affect any such notice given by Landlord to Tenant, and no extension of this Lease shall be valid unless and until the same shall be reduced to writing and signed by both Landlord and Tenant. Tenant shall, in addition to payment of one and one-half the Rentals as above provided, indemnify Landlord against all claims for damages by any party to whom Landlord may have leased all or any part of the Leased Premises upon the termination of this Lease and shall also be liable to Landlord for any damages, including consequential damages, suffered by Landlord as a result of Tenant's holding over.

ARTICLE 19. MECHANIC'S AND MATERIALMEN'S LIENS

        Tenant covenants that it will not cause, affirmatively or otherwise, any mechanic's or materialmen's lien, mortgages, security interests or encumbrances to attach to or obtain against the Property, the Building or the Leased Premises. Should such liens, mortgages, security interests or encumbrances attach contrary to this provision or any other provision of this Lease, then the existence thereof shall constitute an event of default hereunder. If failure to pay for any goods or services which can give rise to any of the aforementioned liens, security interests or other encumbrances shall continue for ten (10) days after written notice thereof from Landlord to Tenant (unless such claim is bonded in a manner provided by law or payment of such claim is otherwise secured in a manner satisfactory to Landlord), Landlord shall have the right and privilege at Landlord's option, but without incurring any obligation to do so, of paying the same or any portion thereof without inquiry as to the validity thereof and any amount so paid, including expenses and interest, shall be paid to Landlord by Tenant immediately upon demand. Tenant agrees to indemnify Landlord and hold Landlord harmless as to claims for liens, mortgages, security interests and/or encumbrances and as to any action taken by Landlord to prevent such claims from attaching to the Property, the Building or the Leased Premises, including without limitation, reimbursement for attorney's fees which Landlord may incur in connection therewith.

ARTICLE 20. WAIVER OF SUBROGATION RIGHTS

        Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waive any and all rights to recovery, claim, action or cause of action, against the other, its agents, officers or employees for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or the Building or Property of which the Leased Premises are a part, or any improvements thereto, or any personal property, including but not limited to furniture, fixtures and equipment, of such party therein, by reason of fire, the elements, or any other cause which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that such loss is recoverable under said insurance policies, and covenants that no insurer shall hold any right of subrogation against such other party.

ARTICLE 21. INSURANCE

21.1 Landlord's Insurance. Landlord shall, at all times during the Lease Term, maintain a policy or policies of insurance insuring the Building shell against loss or damage by fire, explosion or other hazards and contingencies in such amount as Landlord's mortgagee(s) may require; provided that Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies which Tenant may bring or obtain upon the Leased Premises, the Building, the Property or any improvements constructed thereon by Tenant.

21.2 Tenant's Insurance. Tenant shall maintain, at its sole cost and expense, fire and extended coverage insurance in an amount not less than the full replacement cost of all of its personal property, including removable trade fixtures, located in the Leased Premises and on all improvements constructed thereon. Tenant shall also maintain, at its sole cost and expense, a policy or policies of comprehensive public liability insurance and contractual liability insurance, issued by insurers duly licensed to do business in the State of Texas insuring Tenant and Landlord against any and all liability for injury to or death of a person or persons, occasioned by or arising out of or in connection with the use or occupancy of the Leased Premises, the limits of such policy or policies to be in an amount of not less than $1,000,000.00 combined single limit with respect to any one (1) occurrence and $100,000.00 per person per occurrence. Such insurance shall specifically make reference to the indemnity provision of Article 25 of this Lease and shall name Landlord as an additional named insured. Tenant shall furnish evidence satisfactory to Landlord of the maintenance of such insurance, and Tenant shall obtain a written obligation on the part of each insurer to notify Landlord at least thirty (30) days prior to any modification or cancellation of such insurance. In the event Tenant shall not have delivered to Landlord a policy or certificate evidencing such insurance at least thirty (30) days prior to the expiration date of each expiring policy, Landlord may obtain such insurance as Landlord may require to protect Landlord's interest and the obtaining of said insurance shall not be deemed to be a waiver of Tenant's default hereunder. The cost of such policies obtained by Landlord, if any, plus an administrative fee in the amount of fifteen percent (15%) of the cost of such policies shall be paid by Tenant to Landlord upon demand.

ARTICLE 22. TAXES ON TENANT'S PROPERTY.

        Tenant shall be liable for all taxes levied or assessed against the personal property, furniture, improvements, additions or fixtures placed or caused to be placed by Tenant in the Leased Premises, the Building or the Property. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed or caused to be placed by Tenant in the Leased Premises, the Building or the Property, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is liable hereunder.

ARTICLE 23. SUBORDINATION AND ATTORNMENT

        Tenant hereby irrevocably and unconditionally subordinates this Lease and all rights of Tenant hereunder to any ground lease, lien, mortgage or deed of trust which may now or hereafter encumber the Property, the Leased Premises or the Building and to all renewals, modifications, consolidations, replacements, extensions and increases thereof. This clause shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, however, Tenant agrees to, at Landlord's request, promptly execute such certificates or instruments that Landlord may request to further evidence and effect the subordination of this Lease to each such mortgage, ground lease, deed of trust, lien or instrument or in confirmation of Tenant's attornment in the event of foreclosure of a mortgage or deed of trust lien, a deed in lieu of such foreclosure, or other transfer of the Property or any part thereof pursuant to a mortgage or deed of trust, or the termination or assignment of a ground lease as herein provided. Tenant hereby constitutes and appoints Landlord the Tenant's agent and attorney-in-fact to execute any such certificates or instruments for and on behalf of Tenant, it being acknowledged and agreed by Landlord and Tenant that such agency is coupled with an interest in Landlord and is accordingly irrevocable. In the event of the enforcement by the trustee or the beneficiary under any such mortgage or deed of trust of the remedies provided for by law or by such mortgage or deed of trust, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, automatically become the tenant of such successor-in-interest on the same terms and conditions as contained in this Lease; provided, however, that such successor-in-interest shall not (i) be bound by any payment of Rentals for more than one (1) month in advance; (ii) be bound by any amendment or modification of the Lease made without the written consent of such trustee or such beneficiary or such successor-in-interest; (iii) be liable for any previous act or omission by Landlord under the Lease; (iv) be subject to any right or remedy which shall have theretofore accrued to Tenant against Landlord; and (v) have any obligation with respect to any security deposited under the Lease unless such security has been physically delivered to the party succeeding to the interest of Landlord.

ARTICLE 24. ESTOPPEL CERTIFICATES AND THREE-PARTY AGREEMENTS

        Tenant agrees that from time to time, upon written request from Landlord, Tenant will execute either an estoppel certificate addressed to Landlord's mortgagee or a three-party agreement among Landlord, Tenant and said mortgagee certifying the following, if true, or if not true, specifying the specific facts which make the statement untrue, and agreeing to such notice provisions and other matters as such mortgagee may require in connection with Landlord's financing:

                (a) That Tenant has accepted possession of the Leased Premises pursuant to the terms of this Lease;

                (b) That Landlord has completed all of the improvements to the Leased Premises required to be made by Landlord pursuant to the terms of this Lease;

                (c) That Landlord has fulfilled all agreements which induced Tenant to enter into this Lease, including, without limitation, the Work Letter Agreement;

                (d) That this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease as modified is in full force and effect and stating the modifications) and that there are no offsets or credits against Rentals nor have any Rentals been prepaid for more than one (1) month;

                (e)     The date of commencement and expiration of this Lease;

                (f) That Landlord is not in default under any term or provision of this Lease or if in default, the nature thereof;

                (g) That Tenant will not pay base Rental, Additional Rental or other amounts hereunder for more than one (1) month in advance and that this Lease will not be amended without the prior written notice of such mortgagee and that the same will not be terminated without notice being furnished to Landlord also being furnished to Landlord's mortgagee with reasonable opportunity to cure same not to be less than sixth (60) days;

                (h) That Tenant is not aware of any prior assignment or pledge by Landlord of this Lease or the Rentals hereunder;

                (i)     The date to which Rentals have been paid.

        Any such statement may be relied upon by any prospective transferee or encumbrancer of all or any portion of the Leased Premises, the Building or the Property, or any assignee of any such persons. If Tenant fails to deliver such statement within five (5) days of any request therefor, Tenant hereby appoints Landlord the Tenant's agent and attorney-in-fact to execute any such statement for and on behalf of Tenant, it being acknowledged and agreed by Landlord and Tenant that such agency is coupled with an interest in Landlord and is accordingly irrevocable. Landlord, with written request by Tenant, agrees to make a reasonable effort to provide Tenant with an Estoppel Certificate.

ARTICLE 25. INDEMNITY

        Neither Landlord nor any of its officers, directors, employees or agents shall be liable for any damage to person or property caused by any actual or alleged act, omission or negligence of, or breach of this Lease by, Tenant, its agents, servants, employees, licensees or invitees, and Tenant agrees to indemnify and hold Landlord and its officers, directors, employees and agents harmless from all liability, claims, fines, suits, demands, losses and actions (including attorneys' fees) for any such damage. Neither Landlord nor any of its officers, directors, employees or agents shall be liable or responsible for any loss or damages to any property or death or injury to any person occasioned by theft, fire, criminal conduct of third parties, injunction, court order, acts of other tenants of the Building, force majeure causes (as defined in Article 34.15), or for any injury or damage or inconvenience which may arise due to the Building, the Property or any part or appurtenance thereof becoming out of repair or arising from the leaking of gas, water, sewer, steam pipes or electricity or through repair or alternation of any part of the Building, regardless of whether such injuries, death or damages are caused in whole or in part from the negligence of Landlord. Furthermore, such indemnity shall apply where the claims, losses, damages, causes of action, suits or liability arise in whole or in part from the negligence of Landlord.

ARTICLE 26. NO PERSONAL LIABILITY

        Notwithstanding anything contained in this Lease to the contrary, Tenant agrees that Tenant shall look solely to the estate of Landlord in the Building for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord of the terms and provisions of this Lease to be observed or performed by Landlord, subject, however, to the rights of any holder of any mortgage or other lien and the rights of any tenant pursuant to any ground lease covering the Building or the Property. Neither Landlord, nor any party comprising Landlord, shall be personally liable for the breach of any covenant of this Lease. No other assets of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim and Landlord shall no be liable for any such default or breach except to the extent of Landlord's estate in the Building.

ARTICLE 27. RIGHTS RESERVED TO LANDLORD

27.01 Landlord Access. Landlord reserves the right to use all of the Building, including, without limitation, the Leased Premises, the exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Leased Premises, and any space in or adjacent to the Leased Premises used for shafts, stack, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, as well as access thereto through the Leased Premises for the purposes of operation, maintenance, decoration and repair. Landlord further reserves the right, and Tenant shall permit Landlord, to install, erect, use and maintain pipes, ducts and conduits in and through the Leased Premises. Tenant covenants and agrees to permit Landlord or its agents or representatives to enter into and upon any part of the Leased Premises at all reasonable times, and during emergencies at all times, for the aforementioned purposes, to inspect the Leased Premises, clean or make repairs, alterations or additions thereto, as Landlord may deem necessary or desirable, to show the Leased Premises to prospective purchasers, tenants or mortgage holders, and for any other purpose deemed reasonable by Landlord, and Tenant shall not be entitled to any abatement or reduction of rent, nor shall it have any right of action in tort or contract against Landlord, by reason thereof. Landlord agrees to make a reasonable effort to not interfere with Tenant's normal business operations.

27.02 Further Rights. Landlord shall have the following rights, exercisable without prior written notice and without liability whatsoever to Tenant for damage or injury to any person, property or business (all such claims being hereby forever released or discharged) and without effecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim against
Landlord:

                (a) To establish or change the name, designation or street address of the Building;

                (b) To install and maintain signs in or on any part of the Property or Building outside of the Leased Premises;

                (c) To enter the Leased Premises in an emergency, using such force as is reasonably necessary;

                (d) To decorate, remodel, repair, alter or otherwise prepare the Leased Premises for reoccupancy at any time after Tenant vacates or abandons the Leased Premises; provided that reasonable access to the Leased Premises shall be maintained during normal business hours;

                (e) To make inspections, repairs, decorations, alterations, additions, or improvements in or to the Leased Premises, the common areas, the Building or the Property, including installations, repairs, replacements, additions or alternations within the Leased Premises or to wiring, conduit, pipes, ducts or other mechanical, electrical or other facilities or systems serving the Leased Premises or the Building;

                (f) To make repairs, alterations or additions to the Building which may change the common areas;

                (g) To convert Common Areas into leasable areas or change the use thereof other than conversions which would impact Tenant's access, visibility or parking, unless Tenant consents to such conversion;

                (h) To perform any acts related to the safety, protection, preservation, reletting, sale or improvement of the Leased Premises, the Building or the Property;

                (i) For any of the foregoing purposes may enter the Leased Premises with such material as Landlord may deem necessary;

                (j) Erect scaffolding and other structures in or adjacent to the Leased Premises and close or temporarily suspend operations of entrances, doors, corridors, elevators, escalators or other facilities; and Tenant waives any claims for damages, including the loss of business resulting therefrom;

                (k) To approve the weight, size of safes, computers and other heavy articles in or about the Leased Premises, and to require all such items or other furniture and equipment to be moved in and out of the Leased Premises and the Building only at such times as will not deny or obstruct the rights, or use of, or access to, any part of the Building or the Property of other tenants and their employees and customers, or threaten their safety, in all events at Tenant's sole risk and responsibility;

                (l) To do or permit to be done any work on or about the exterior of the Building or any adjacent or nearby building, land, street or alley;

                (m) To grant any person or entity the exclusive right to conduct any business or render any service in the Building or on the Property.

ARTICLE 28. RELOCATION

28.01

28.02 At any time after Tenant's occupancy of the Leased Premises, Landlord reserves the right to relocate Tenant (only if needed to accommodate a tenant who will be leasing the entire Building located at 2445 Gateway Drive) in substitute premises of equivalent square footage and approximate configuration within the Buildings upon one hundred twenty (120) days written notice to the Tenant. If this right is exercised, Landlord shall, at its own expense, finish-out the new location in a manner comparable to that undertaken in the Leased Premises, utilizing equivalent quantities and quality of materials, and move Tenant's office furnishings to the new location. If the then current Base Rental at the new premises is less than at the original Leased Premises, Tenant's Base Rental shall be reduced accordingly, but if the then current Base Rental rate at the new premises is higher than at the original Leased Premises, Tenant's Base Rental shall not be increased for the remainder of the Lease
Term. Tenant shall have thirty (30) days from the date of the Relocation Notice to provide written notice of its intention to terminate this lease within ninety
(90) days if Tenant does not choose to be relocated. Tenant and Landlord shall be reasonable in their negotiations regarding relocation.

28.03   A relocation of Tenant within the Building pursuant to either Article
28.01 or Article 28.02 hereof shall not terminate or otherwise affect or modify this Lease except that from and after the date of such relocation "Leased Premises" shall refer to the relocation premises into which Tenant has moved, rather than the original Leased Premises as herein defined.

ARTICLE 29.  TRANSFER OF LANDLORD'S RIGHTS

        Landlord shall have the right to sell, convey, transfer or assign, in whole or in part, all and every feature of Landlord's rights and obligations hereunder and in the Building and the Property referred to herein. Upon the occurrence of such sale, conveyance, transfer or assignment, Landlord shall be immediately and unconditionally released from all obligations hereunder. Upon any such sale or conveyance, the purchaser or transferee of the Building or the Property shall be substituted as to all rights and obligations of Landlord.

ARTICLE 30.  SIGNAGE AND GRAPHICS

        Tenant shall not paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering, or direction on any part of the outside of the Building or the Property visible from the outside of the Building or the Property or in any corridor, hallway, entrance or other public part of the Buildings or the Property; provided that Landlord shall prescribe a uniform pattern for identification signs for tenants to be placed on the Property or the Buildings, which signs shall be subject to the approval of the Architectural Control Committee for Las Colinas. Landlord shall, at Tenant's sole cost and expense, be responsible for the construction of Tenant's signage as set forth in this Article 30, and Tenant agrees to promptly reimburse Landlord for any and all expenses incurred by Landlord in the construction of Tenant's signage. Failure by Tenant to promptly reimburse Landlord for such expenses shall be considered an event of default hereunder. Upon vacating the Leased Premises Tenant shall, at Tenant's sole cost and expense, be responsible for removing such sign and repairing any damages to the facsia.

ARTICLE 31.  LIEN FOR RENT


ARTICLE 32.  RULES AND REGULATIONS

        Tenant will comply fully with all requirements of the Rules and Regulations of the Building and related facilities which are contained in attached "Exhibit E". Landlord shall at all times have the right to change such Rules and Regulations or to promulgate other Rules and Regulations in such manner as may be deemed advisable for the safety, care or cleanliness of the Property, Building and related facilities, and for the preservation of good order therein. All Rules and Regulations, changes and amendments will be forwarded to Tenant in writing and shall be carried out and observed by Tenant. Tenant shall further be responsible for the compliance with such Rules and Regulations be the agents, employees and invitees of Tenant. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations against any other tenant or any employees or agents of any other tenant, and Landlord shall not be liable to Tenant for violation of the Rules and Regulations by any other tenant or such other tenant's employees, agents, invitees or licensees.

ARTICLE 33. NOTICES

        Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, receiving mailing or delivery of any notice, or the making of any payment by Tenant to Landlord or Landlord to Tenant, shall be deemed to be complied with when and if the following steps are taken:

                (a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address set forth in Article 1 or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay Rentals and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rentals and other amounts have been actually received and collected by Landlord.

                (b) Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not (except in the event actual receipt of Landlord is specifically required in this Lease) when deposited in the United States mail, postage prepaid, certified or registered mail, addressed to the parties hereto at the respective addresses set out in Article 1 or at such other address as they have theretofore specified by written notice delivered in accordance herewith.

ARTICLE 34. GENERAL PROVISIONS

34.1 Headings. The table of contents and article and section headings contained in this Lease are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several articles and sections hereof. The words "herein", "hereof", "hereunder" and other similar compounds of the word "here" when used in this Lease shall refer to the entire Lease and not to any particular article or section.

34.2 Drafting. Tenant represents and warrants that it has been represented by or has had the opportunity to be represented by legal counsel in the negotiation, review and drafting of this Lease, and because the terms of this Lease were duly negotiated at arms length and each party is of equivalent sophistication in lease matters, Tenant agrees that the general rule of construction of written instruments that doubts as to the meaning of language in this Lease are to be resolved against Landlord and in favor of Tenant as a result of Landlord having drafted or having caused to be drafted this Lease is hereby expressly negated and shall not be applicable.

34.3 Gender and Number. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

34.4 Recordation. Tenant agrees not to record this Leases or any memorandum hereof. In the event that Tenant shall record this Lease or any memorandum thereof during the term of this Lease, same shall constitute an event of default hereunder. Tenant shall execute a release of such memorandum upon demand by Landlord, and in the event of Tenant's failure to execute such release, Landlord may execute same, Tenant hereby appointing Landlord its agent and attorney-in-fact to execute such release, which shall be coupled with an interest and thereby irrevocable.

34.5 Brokerage Fees and Commissions. Landlord and Tenant acknowledge that Landlord has agreed to pay a commission relative to this Lease to the real estate broker(s), if any, listed in Article 1 hereof, pursuant to a separate commission agreement between Landlord and said broker(s). Except for the commissions described in the preceding sentence, both Landlord and Tenant warrant and represent that the other party will have no liability for any real estate brokers', agent's or finders' fees or commissions arising from the execution of this Lease and Landlord and Tenant hereby agree to indemnify and hold the other party harmless from any such claims or liability arising or resulting from anyone claiming such a commission by, through or under the indemnifying party.

34.6 Attorney's Fees. In the event Tenant defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Landlord consults with an attorney regarding any default or threatened default of Tenant, or places the enforcement of this Lease, or any part hereof, or the collection of any Rentals due, or to become due hereunder or recovery of the possession of the Leased Premises in the hands of an attorney, or files suit upon the same, Tenant agrees to pay the reasonable attorneys' fees, expenses and court costs incurred by Landlord.

34.7 Severability Clause. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Lease Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

34.8 Binding Effect. The terms, provisions, covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective heirs, successors-in-interest, legal representatives, and permitted assigns.

34.9 Joint and Several Liability. If more than one person or entity is defined as Tenant in this Lease, all of the duties, obligations, promises, covenants and agreements contained in this Lease to be paid and performed by Tenant shall be the joint and several obligation of all persons or entities defined as Tenant. Each person or entity defined as Tenant agrees that Landlord in Landlord's sole discretion may (i) institute or bring suit against such persons or entities, jointly and severally, or against any one or more of such persons or entities, (ii) compromise or settle with any one or more of such persons or entities for such consideration as Landlord may deem proper, and
(iii) release one or more of such persons or entities from liability hereunder, and that no such action by Landlord shall impair or affect Landlord's rights to collect costs, expenses, losses or damages incurred or suffered by Landlord from the other persons or entities defined as Tenant, or any of such persons or entities not so sued, compromised, settled with or released. Further, the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and any and all Guarantors of Tenant, and Landlord need not first proceed against Tenant before proceeding against any Guarantor nor shall any Guarantor be released from its guarantee of this Lease for any reason whatsoever, including, without limitation, any amendments hereto.

34.10 Exhibits. All exhibits, attachments, annexed or referenced instruments and addenda referred to herein shall be considered a part hereof for all purposes with the same force and effect as if copied verbatim herein.

34.11   Entire Agreement. This Lease Agreement including the following
Exhibits:

        Exhibit "A" -     Base Rental
        Exhibit "B" -     The Property
        Exhibit "B-1" -   Site Plan
        Exhibit "C" -     Floor Plan of the Leased Premises
        Exhibit "D" -     Work Letter Agreement
        Exhibit "E" -     Rules and Regulations
        Exhibit "F" -     Acceptance of Leased Premises Memorandum
        Exhibit "G" -     Parking
        Exhibit "G-1" -   Parking Site Plan

constitute the entire agreement between the parties hereto with respect to the subject matter of this Lease. In addition to the above-referenced exhibits, any riders attached hereto are incorporated herein by this reference for all purposes. Tenant expressly acknowledges and agrees that

Landlord has not made and is not making, and Tenant, in executing and delivering this lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease which alone fully and completely expresses the agreement of the parties, neither party relying upon any statement or representation not embodied in this Lease.

34.12 Counterparts. This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

34.13 Building Name. Landlord shall have the exclusive right at all times during the term of this Lease to change, modify, add to or otherwise alter the name of the Building, and Landlord shall not be liable for claims or damages of any kind which may be attributed thereto or which may result therefrom.

34.14 Governing Law; Venue. The laws of the State of Texas shall govern the validity, enforcement, construction and interpretation of this Lease. The obligations of the parties hereto are performable and venue for any legal action arising out of this Lease shall be in Dallas County, Texas.

34.15 Force Majeure. Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to force majeure causes. For purposes hereof, "force majeure causes" means the occurrences of circumstances beyond the reasonable control of Landlord, including but not limited to strikes, riots, acts of God, shortages of labor or materials, war, insurrection, governmental laws, regulations, restrictions or requisitions.

34.16 Further Assurances. Tenant and Guarantor, if any, shall, from time to time upon written request of Landlord, promptly furnish to Landlord audited financial statements of Tenant and/or Guarantor prepared in accordance with generally accepted accounting principals consistently applied relating to the then current financial status of Tenant and shall execute and/or furnish to Landlord such other financial information concerning Tenant and/or Guarantor as Landlord shall request.

34.17 Survival. All covenants and obligations of Tenant and rights of Landlord which are not satisfied prior to the termination of this Lease, including but not limited to reconciliation of Tenant's Additional Rentals, are intended to and shall survive the termination of this Lease regardless of the manner in which such termination is brought about.

34.18 Laws and Regulations. Tenant covenants and agrees to comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) relating to the use, condition or occupancy of the Leased Premises.

34.19 Consent. Any provision in this Agreement which requires the consent or approval of Landlord shall allow Landlord to withhold such consent or approval in its sole and absolute discretion.

34.20 Execution of Lease by Landlord. The submission of this document does not constitute an offer to lease, or a reservation of, or option for, the Leased Premises and this document becomes effective and binding only upon the execution and delivery hereof by both the Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by agreement in writing signed by both Landlord and Tenant, and no act or omission of any employee or agent of Landlord or of Landlord's broker, if any, shall alter, change or modify any of the provisions hereof.

        EXECUTED BY LANDLORD, this _______ day of ___________, 19__.

                                        LANDLORD:

                                        GRAYMONT PARTNERS, LTD.
                                        a Texas Limited Partnership
                                        By: Graywood Developments, Inc.
                                        As Manager (Without Personal Liability)


                                        By:   [ILLEGIBLE]
                                           --------------------------
                                           Name:
                                                 --------------------
                                           Title:
                                                 --------------------

        EXECUTED BY TENANT, this _____ day of ________, 19__.

                                        TENANT:

                                        MEDICAL ALLIANCE, INC. A TEXAS CORP.


                                        BY: /s/ MIKE WALLACE
                                            -------------------------
                                            Name: Mike Wallace
                                                  -------------------
                                            Title: Sr. Vice President
                                                   ------------------

STATE OF ______________   )
                          ) SS.:
COUNTY OF _____________   )

        BEFORE ME, the undersigned authority, on this day personally appeared _____________________, a ____________________, of Graymont Partners, Ltd., a
Texas limited partnership, known to me to be the person whose name is subscribed to the foregoing document, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, and as the act and deed of said limited partnership and in the capacity therein stated.

        GIVEN UNDER MY HAND and seal of office, this ______ day of ________, 19__.



                                        -----------------------------
(SEAL)                                  Notary Public in and for
                                        the State of __________

My Commission Expires:

______________________

STATE OF ______________   )
                          ) SS.:
COUNTY OF _____________   )

        BEFORE ME, the undersigned authority, on this day personally appeared _____________________, a ____________________, of _________________________, a
__________________________, known to me to be the person whose name is subscribed to the foregoing document, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, and as the act and deed of said _________________________ and in the capacity therein stated.

        GIVEN UNDER MY HAND and seal of office, this ____ day of _______, 19__.


(SEAL)
                                        --------------------------------------
                                        Notary Public in and for
                                        the State of __________

My Commission Expires:

______________________

                                  EXHIBIT "A"

I.      BASE RENTAL

        The Base Rental for each Lease Year during the Term shall be as follows:

                                  Monthly                 Annual          Rental Per Square
                                  Rental                  Rental            Foot Per Annum
                                  -------                 ------          -----------------
        Lease Year 1             $10,377.08              $124,524.96            $12.50
        Lease Year 2             $10,792.17              $129,506.04            $13.00
        Lease Year 3             $10,792.17              $129,506.04            $13.00
        Lease Year 4             $10,792.17              $129,506.04            $13.00
        Lease Year 5             $11,207.25              $134,487.00            $13.50
        Lease Year 6             $11,207.25              $134,487.00            $13.50

II.     OPTION To EXTEND

        Provided Tenant is not then in default under the terms and provisions of this Lease, Tenant shall have the right and option to extend this Lease for one (1) period of five (5) years (such period of five (5) years being herein referred to as the "Extended Term"). The Extended Term shall be at the option of Tenant, and Tenant may exercise the option by giving written notice of Tenant's exercise of the option to Landlord, not earlier than twelve (12) months prior and not later than six (6) months prior to the expiration of the Lease Term. If Tenant shall not send said written notice, Tenant shall be deemed to have waived Tenant's option to extend the Lease Term and this Lease shall expire, if not sooner terminated, on the termination date of the Lease Term. The option to extend the Term is expressly non-assignable and non-transferable by Tenant, regardless of an approved assignment or sublet, unless otherwise agreed to in writing by Landlord.

        The Base Rental during the Extended Term shall be the "Market Rent", as herein defined.

                        (a) The term ""Market Rent" shall mean the Base Rental for the Lease Premises at the time in question which Landlord sets forth in a notice (hereinafter referred to as the "Market Rent Notice") to Tenant. No later than thirty (30) days after Tenant may exercise Tenant's option to extend this Lease for the Extended Term, Landlord shall send the Market Rent Notice to Tenant for said Extended Term and shall specify in the Market Rent Notice for each of the five (5) years contained in the Extended Term as applicable. In the event that Tenant shall, in good faith, disagree with the Market Rent set forth in the Market Rent Notice established by Landlord for the Leased Premises, Tenant shall, within ten (10) days after receipt of the Market Rent Notice, furnish Landlord with a written explanation in reasonable detail of the basis for Tenant's good faith disagreement, the amount which, in Tenant's good faith opinion, is the Market Rent for each of the five (5) years contained in the First Extended Term (hereinafter referred to as the "Tenant's Notice"). If Tenant's Notice is not received by Lessor within said ten (10) day period, the Market Rent shall be the Market Rent set forth in the Market Rent Notice to Tenant. If Tenant's notice is received by Landlord within said ten (10) day period, the Market Rent for the Leased Premises shall be established as follows:

                                (i)     No later than twenty (20) days
                        following the receipt of the Market Rent Notice from Landlord, Tenant shall select an individual as an appraiser of its choice and give Landlord written notice of such appraiser's name, address and telephone number.


LANDLORD'S                                 TENANT'S
INITIALS:                                  INITIALS:
         -----------------------                     -----------------------

                                (ii) Within ten (10) days after receipt of notice by Landlord, Landlord shall select an appraiser of its choice and give Tenant written notice of such appraiser's name, address and telephone number.

                                (iii)   The two appraisers so selected by
                        Landlord and Tenant shall then select an individual as a third appraiser within fifteen (15) days after receipt by Tenant of Landlord's notification as to its selection of an appraiser, and furnish Landlord and Tenant written notice of such appraiser's name, address and telephone number.

                                (iv) All appraisers selected pursuant to this Exhibit "A" shall be M.A.I. appraisers, unless Landlord and Tenant shall otherwise agree in writing, each having at lease ten (10) years experience with commercial property in Dallas County, Texas. Each of the three (3) selected appraisers shall then determine the fair rental value of the Leased Premises for each of the five (5) years of the Extended Term, as applicable and the Market Rent hereunder for each of such five (5) years contained in the Extended Term, as applicable, shall be determined to be the average of the three (3) appraisals for each such years; provided, in no event shall Market Rent for the first year of the Extended Term be deemed to be less than the Base Rental for the last year of the Lease Term, and in no event shall the Market Rent for any successive year of the Extended Term be less than the Base Rental for the prior year.

                        (b) If the procedure set forth in II(a)(i) through and including II(a)(iv) is implemented, and if for any reason whatsoever (including, without limitation, the institution of any judicial or other legal proceedings), the Market Rent for any extended term has not been finally determined prior to the first day of said Extended Term, then the amount of the Market Rent set forth by Landlord in good faith in the Market Rent Notice shall be the Market Rent for all purposes under the Lease until such time as the Market Rent is finally determined as set forth above, and Landlord and Tenant shall, by appropriate payments to the other, correct any overpayment or underpayment which may have been made prior to such final determination.

                        (c) If Tenant fails to select its appraiser in the manner and within the time specified in II(a)(i), then the Market Rent for the extended term in question shall be the Market Rent set forth in the Market Rent Notice.

                        (d) If the appraisers selected by Landlord and Tenant fail to appoint the third appraiser within the time and in the manner prescribed in II(a)(iii), then Landlord and/or Tenant shall promptly apply to the local office of the American Arbitration Association for the appointment of the third appraiser.

                        (e) All fees, costs and expenses incurred in connection with obtaining the appraisals and the arbitration procedure set forth in this Exhibit "A" shall be shared equally by Landlord and Tenant; however, Landlord and Tenant shall each bear their own attorneys' fees incurred with respect to this procedure.

III.    SECOND RIGHT OF REFUSAL

PROVIDED TENANT IS NOT THEN IN DEFAULT UNDER THE TERMS AND PROVISIONS OF THIS LEASE, TENANT SHALL HAVE THE RIGHT OF SECOND REFUSAL (THE "SECOND RIGHTS OF REFUSAL"), TO LEASE SPACE WHICH IS CONTIGUOUS TO THE LEASED PREMISES IN THE BUILDING, WHICH REFUSAL SHALL BE IN ALL THINGS SUBORDINATE AND INFERIOR TO THE FIRST RIGHT OF REFUSAL PREVIOUSLY GRANTED TO MARKETING SPECIALISTS, ITS SUCCESSORS AND ASSIGNS, AS SET FORTH IN ITS LEASE WITH LANDLORD. LANDLORD SHALL NOTIFY TENANT IN WRITING WHEN SUCH CONTIGUOUS SPACE IS AVAILABLE FOR LEASE WHICH NOTICE SHALL PROVIDE TENANT FIVE (5) DAYS IN WHICH TO EXERCISE SUCH SECOND RIGHT OF REFUSAL. IN CONNECTION THEREWITH, IF TENANT ELECTS TO LEASE SAID CONTIGUOUS SPACE, THEN WITHIN SAID FIVE (5) DAY PERIOD, THIS LEASE SHALL BE MODIFIED TO INCLUDE SUCH ADDITIONAL CONTIGUOUS SPACE AS PART

LANDLORD'S                                              TENANT'S
INITIALS: _________                                     INITIALS: __________

OF THE LEASED PREMISES, AND THE RENTAL OBLIGATIONS OF TENANT SHALL BE APPROPRIATELY INCREASED TO REFLECT THE ADDITIONAL CONTIGUOUS LEASED SPACE. THE LANDLORD'S OBLIGATIONS TO MAKE IMPROVEMENTS, PROVIDE MOVING ALLOWANCE, OR ANY OTHER INCENTIVES SHALL NOT BE APPLICABLE TO SAID CONTIGUOUS LEASE SPACE. THIS SECOND RIGHT OF REFUSAL TO LEASE ADDITIONAL CONTIGUOUS SPACE IS EXPRESSLY NON-ASSIGNABLE AND NON-TRANSFERABLE BY TENANT. IN THE EVENT THAT TENANT SHOULD FAIL TO EXERCISE ITS SECOND RIGHT OF REFUSAL WITHIN SAID FIVE (5) DAY PERIOD, THEN TENANT'S RIGHT IN SAID CONTIGUOUS LEASE SPACE SHALL IN ALL THINGS EXPIRE AND FOREVER TERMINATE WITH RESPECT TO SAID SPACE.

LANDLORD'S                                                  TENANT'S
INITIALS:__________            EXHIBIT A - PAGE 3           INITIALS:__________

                                  EXHIBIT "B"

                                  THE PROPERTY

                               LEGAL DESCRIPTION

        All of that certain real property described as follows:

                Lot A, Block 1 of the 25th Installment, Las Colinas Business Park, City of Irving, County of Dallas, State of Texas.


LANDLORD'S                                                  TENANT'S
INITIALS:__________                                         INITIALS:__________

                                  EXHIBIT "B"
                                   SITE PLAN


                                IMPERIAL SQUARE
                                MASTER SITE PLAN


LANDLORD'S                                                  TENANT'S
INITIALS:__________                                         INITIALS:__________

                                  EXHIBIT "C"

                       FLOOR PLAN OF THE LEASED PREMISES

        To be approved by both parties and attached hereto.



                                         ____________________, Suite __________


LANDLORD'S                                                  TENANT'S
INITIALS:__________                                         INITIALS:__________

                                  EXHIBIT "D"

                             WORK LETTER AGREEMENT

It is agreed that Landlord will complete the execution of the tenant improvements to the Leased Premises in accordance with the following terms and provisions:

        2. Five sets of the plans and specifications shall be signed and dated by both parties, with four sets retained by Landlord and one set retained by Tenant. Changes in said plans and specifications shall be made only by written addendum signed by both parties. The aforesaid plans and specifications shall indicate the specific requirements of Tenant's space, clearly outlining the types of materials and colors, reflecting the ceiling plan, the fixtures and the electrical plans prepared by a licensed electrical engineer setting forth all electrical requirements of Tenant. All such plans shall conform to the hereinafter set forth "description of Landlord's work" and "description of Tenant's work."

        3. Following the approval in writing by Landlord and Tenant of the Plans, Landlord shall construct the tenant improvements contemplated herein (collectively the "Improvements"), in accordance with the Plans. The cost of the Improvements for the purpose of billing shall equal the cost to Landlord of designing and constructing such Improvements plus a five (5%) percent construction fee due to the Landlord for his supervision and coordination.

        4. Construction of the following tenant improvements (collectively the "Improvements") to the Premises shall be at Landlord's sole cost and expense:
        a.      Turnkey per pricing plan dated 04/11/96 (see allowance
Paragraph 6).

        5. In the event that Landlord approves that the "Improvements" works be undertaken by the Tenant's contractor, the followings should apply:

        a. Tenant's contractor will be given access to the premises in order to start the "Improvements" works only after presentation of proof of liability insurance and Workmen Compensation


LANDLORD'S                                              TENANT'S
INITIALS:                                               INITIALS:
         ------------                                            ------------
insurance. Such policies will name the Landlord as "additional insured" and shall be in a form acceptable to Landlord.

        b. Said premises shall be constructed in accordance with said approved plans and specifications and Tenant's contractor must agree to pursue the construction of said work diligently to completion, complying with all city, county and state ordinances, rules and regulations relating thereto. Tenant's contractor undertakes also to use only approved materials which meet the buildings standard.

        c. Landlord retains the right to supervise the construction of Tenant's improvements utilizing persons of its own selection. For such supervision Landlord shall earn and be paid a fee in a sum equal to five (5%) percent of the estimated construction cost of Tenant's improvements.

        d. No workman or work by Tenant's contractor shall interfere with the business of any other Tenant in the project. All work and work schedules shall be coordinated with and approved by Landlord. Tenant and Tenant's contractor will be liable for any work stoppages or damages which are caused to any other Tenant in the project.

        e. Tenant may not require any exterior design, finish or construction that has not been approved by the Landlord. The Tenant shall not be permitted to maintain or place on the building or upon the premises any drawings or signage, without the written consent of the Landlord.

        f. After the completion of construction any subsequent changes, modifications, or alterations requested by Tenant shall be undertaken by the Landlord and any additional charges, expenses or costs, including Landlord's design fees, shall be at the sole cost and expense of the Tenant. Landlord shall have the right to demand payment for such charges, modifications or alterations prior to the performance of any work in the premises.

        g. Tenant agrees that upon the substantial completion of the work on the premises in accordance with the plans and specifications therefor and upon the delivery of possession to Tenant, the Tenant shall accept the premises in the condition which it may then be and Tenant shall waive any right to make claim against the Landlord for any cause directly or indirectly arising out of the condition of the premises, appurtenances thereto, the improvements thereon, and the equipment thereof; and Tenant shall thereafter save and hold harmless the Landlord from liability as provided in Section 31 of this Lease. Landlord shall not be liable for any latent nor patent defects therein.

        h. If Tenant has not commenced construction within thirty (30) days of the final execution of this Lease, Landlord shall have the option to declare this Lease null and void. If Tenant has not completed construction of all Tenant improvements within forty-five (45) days after the date upon which Tenant's plans and specifications have been approved by Landlord, then Landlord shall have the option to declare this lease null and void and in such event Tenant shall forfeit all deposits made under this lease. It will also be the Tenant's responsibility to settle all costs of work done to that point in time directly with the vendors involved in the Improvements.

LANDLORD'S                                                  TENANT'S
INITIALS: _______                                           INITIALS: ________

        6.

        7. If Tenant requests any changes in the Plans and Specifications, Tenant shall present Landlord with revised drawings and specifications for Landlord's approval, which approval will not be unreasonably withheld. If Landlord approves such changes, Landlord shall incorporate such changes in the Improvements following Landlord's receipt of a change order therefor executed by Tenant. Landlord, however, may require, prior to proceeding with any changes, additional cash advances to cover the cost of such additional improvements.

        8. Should Landlord be delayed in substantially completing the work to be performed hereunder as a result of (i) Tenant's failure to submit the Plans to Landlord as provided in Paragraph 1 hereof or (ii) Tenant's requests for changes in the Plans which delay said work or (iii) the performance of any work contemplated herein by a contractor or agent employed by Tenant (any such contractor or agent being subject to the prior written approval of Landlord) or
(iv) any other delay caused by Tenant, its agents or employees, then Tenant's obligation to pay rent under the Lease shall nevertheless commence on the date specified in Paragraph 2(a) of this Lease and the commencement date under this Lease shall not be delayed pursuant to Paragraph 2(b) of this Lease, unless such delays for which Tenant is responsible are in addition to delays for which Landlord is responsible, in which case the commencement date and rental commencement date under this Lease shall be extended for the period of delays for which Landlord was


LANDLORD'S                                                      TENANT'S
INITIALS:_______                                                INITIALS:_____
responsible. In the event Landlord fails to substantially complete the Improvements within one hundred twenty (120) days of the mutually approved last change orders by Tenant (or from the date of lease execution if there are no mutually approved change orders by Tenant) Tenant at its option may termination this lease.

        9. Landlord hereby agrees that, to the extent it acts as contractor hereunder, Landlord will commence or cause the commencement of the construction of the Improvements as promptly as is reasonably possible and will proceed with due diligence to perform or cause such work to be performed in a good and workmanlike manner. Landlord warrants to Tenant that all materials and equipment utilized in constructing the portion of the Improvements constructed by Landlord will be of good quality and free from faults and defects; provided, however, Tenant's sole remedy for any breach of the above warranty shall be that Landlord, for a period of twelve (12) months after substantial completion of such work, at its sole cost and expense, will make all necessary repairs, replacements and corrections of any nature or description as may become necessary by reason of faulty construction, labor or materials in the portion of the Improvements constructed by Landlord. Landlord shall allow Tenant to pursue any warranty repairs directly from vendors after expiration of such twelve (12) month period.

        10. All improvements to the premises made by Tenant, including but not limited to light fixtures, floor covering, partitions, heating and air conditioning, but excluding trade fixtures and signs, shall become the property of the Landlord upon expiration of earlier termination of this Lease unless Landlord notifies Tenant to remove such items as Landlord may direct.

        11. For the purpose of this Work Letter, the term "Substantial Completion" of the Improvements or of the work of constructing such Improvements shall mean one of the followings: (i) completion of such Improvements in all material respects expecting only minor finish and touch-up work which does not interfere with the occupancy of the Premises by Tenant for its intended purpose in accordance with professional standards, as determined by the Designer, whose determination shall be binding upon Landlord and Tenant,
(ii) the issuance by the City of a temporary or permanent "Certificate of Occupancy" or (iii) the physical occupancy of the premises by the Tenant.

        12. In all cases of item 11 above, the Tenant will acknowledge the taking over of the premises by signing a "Certificate of Acceptance" prior to receiving the keys to the Premises.



LANDLORD'S                                                      TENANT'S
INITIALS:_____                                                  INITIALS:_____

                                  EXHIBIT "E"

                             RULES AND REGULATIONS

The following standards shall be observed by Tenant for the mutual safety, cleanliness and convenience of all occupants of the Building, and shall apply, where applicable to the Property generally, including, but not limited to, the Leased Premises, the Building and the parking garage, the land situated beneath and around the Building and appurtenances thereto:

        1. Tenant shall not conduct any auction in the Leased Premises nor store goods, wares or merchandise in the Leased Premises except for Tenant's own personal use.

        2. Sidewalks, halls, doorways, vestibules, passageways, stairwells and other similar areas shall not be obstructed or used by Tenant for a purpose other than ingress and egress to and from the Leased Premises and the Building. In no event shall Tenant or his agents dispose of, or store for any period of time, any items in the public areas of the Building or elsewhere on the Property.

        3. Tenant shall not make any alterations or improvements to the Leased Premises without the prior written consent of the Landlord. All improvements and the methods of installing and constructing such improvements must be approved in writing by the Landlord prior to commencement of installation and/or construction. Should Tenant require telegraphic, telephonic, annunciator, or communication service, Landlord will direct the electrician where and how wires are to be introduced and placed, and none shall be introduced or placed except as Landlord shall direct. All contractors and technicians performing work for Tenant within the Building shall be referred to Landlord for approval before performing such work and shall be subject to monitoring by Landlord's agents during the performance of their work. This provision shall apply to all work including, but not limited to, installing or changing communication equipment, electrical devices and attachments, decorating, remodeling, or any other cosmetic changes to the Leased Premises.

        4. Movement into or out of the Building or freight, furniture, office equipment, or other material for dispatch or receipt by Tenant which requires movement through public areas of the Building shall be limited to the use of service elevators only and shall be done at hours and in a manner approved by Landlord for such purposes from time to time. Only licensed commercial movers approved by Landlord shall be used for the purpose of moving freight, furniture or office equipment to and from the Leased Premises and Building. A service elevator is located at all garage levels in the Building and no passenger use thereof is permitted. No deliveries are allowed through or around the first floor lobby area. Dollies and freight are not allowed on the passenger elevators. Hand trucks, flatbeds, or dollies, except for those equipped with rubber tires and rubber side guards, and in good repair, are not permitted to be used in the Building. The movement of heavy equipment will be required to be moved on steel, plywood, or hardboard of sufficient thickness to prevent any damage to the Building or Property.

        5. Requests by Tenant for building services, maintenance or repairs shall be made in writing to the office of Building Manager located at the Building. Tenant shall not ask building personnel to perform such functions as furniture moving, deliveries, picture hanging, or other similar tasks not related to the general operation of the Building when such personnel are on duty.

        6. Landlord shall furnish Tenant, free of charge, with two (2) keys for each corridor door entering the Leased Premises and additional keys will be furnished upon written request to Landlord at a cost to Tenant equal to Landlord's cost plus a ten percent (10%) administrative fee. All such keys shall

LANDLORD'S                                              TENANT'S
INITIALS:                                               INITIALS:
         --------------                                          --------------
                remain the property of Landlord, and Tenant will supply
                Landlord with the names, addresses and telephone numbers of all persons who possess such keys and/or access cards. Tenant shall not change locks or install additional locks on doors without prior written consent of Landlord. Tenant shall not make or cause to be made duplicates of keys procured from Landlord without prior approval of Landlord. All keys to the Leased Premises shall be surrendered to Landlord upon termination of Tenant's tenancy, whereupon Tenant shall also give to Landlord the written explanation of the combination of all locks for sales, safe cabinets and vault doors, if any, in the Leased Premises. Landlord may at all times keep a passkey to the Leased Premises.

        7. Tenant shall give prompt notice to the office of the Building Manager of any damage to or defects in plumbing, electrical fixtures, heating and cooling equipment, elevator, or any other part of the Building or Leased Premises. Liquids, or other materials or substances which may cause injury to the plumbing, shall not be put into the lavatories, water closets or other plumbing fixtures by Tenant, its agents, employees or invitees, and damages resulting to such fixture or appliances from misuse by Tenant or Tenant's agents, employees or invitees shall be paid by Tenant, and Landlord shall not in any case be liable therefor.

        8. No food shall be distributed from Tenant's Leased Premises without prior written approval of the Building Manager. Vending machines for Tenant's own use only may be placed in the Leased Premises by Tenant.

        9. Landlord shall have the power to prescribe the weight and position of safes, filing cabinets, or other heavy equipment which may overstress any portion of the floor. Any damage done to the Building by the improper placing of heavy items which overstress the floor will be repaired at the sole expense of Tenant. Tenant shall notify the Building Manager when safes or other heavy equipment are taken in or out of the Building and the moving shall be done under the supervision of the Building Manager, after written permission from Landlord. Persons employed to move such property must be acceptable to and approved by Landlord.


        10. Tenant shall cooperate with Building employees in keeping the Building and Leased Premises neat and clean. Nothing shall be swept or thrown into the corridors, halls, elevators shafts or stairways.

        12. Electrical space heaters and fans are not allowed in the Building. Tenant shall comply with all emergency and safety procedures established by Landlord, the local Fire Department, and/or any other governmental agency having jurisdiction over the Building, including, without limitation, participation in periodic drills, familiarization with emergency procedures and the designation of individuals who shall be responsible for the implementation of emergency action. Landlord has the right to evacuate the Building in the event of an emergency or catastrophe.

        13. Tenant shall not make or permit any improper, objectionable or unpleasant noises or odors in the Leased Premises, Building or the Property, nor shall Tenant permit

LANDLORD'S                                              TENANT'S
INITIALS:                      EXHIBIT E - PAGE 2       INITIALS:
         ---------------                                         ---------------
                the operation of any machinery or equipment in the Leased Premises that could in any way annoy any other tenant in the Building, nor shall Tenant otherwise interfere in any way with other tenants or persons having business with them.

        14.     Corridor doors, when not in use, shall be kept closed.

        15. No portion of the Leased Premises, the Building or the Property shall at any time be used or occupied as sleeping or lodging quarters; nor shall they be used for immoral or illegal purposes, including, but not limited to, the manufacture or sale of liquor, narcotics, or drugs in any form.

        16.

        17. Tenant agrees to cooperate and assist Landlord in the prevention of canvassing, soliciting, and peddling within the Building. Said activities are prohibited in the Building and in the Property at all times.

        18. Animals or birds shall not be kept in or about the Leased Premises, the Building, or the Property.

        19. Tenant shall comply with parking rules and regulations as may be posted and distributed from time to time.

        20. No nails, hooks or screws shall be driven into or inserted in any part of the Building except as approved by Building maintenance personnel.

        21. Tenant shall, before leaving the Leased Premises unattended, close and lock outside doors, turn off lights, coffee pots, and other office equipment. Damage resulting from failure to do so shall be the sole responsibility of and shall be paid for by Tenant. Landlord will not be responsible for lost or stolen personal property, equipment, money or any article taken from the Leased Premises, regardless of how or when loss occurs.

        22. Landlord reserves the right to install, maintain, or change any signs on the interior or exterior of the Leased Premises and the Building and on the Property.

        23. Upon termination of the Lease, Tenant shall surrender and return promptly, to the Landlord, the Leased Premises, all keys, equipment, and fixtures in as good condition as when Tenant originally took possession, only ordinary wear and tear and such damage or casualty for which Landlord is responsible pursuant to the Lease excepted.

        24. Landlord reserves the right to rescind any of these rules and regulations and to make such other further rules and regulations as in its judgment shall from time to time be needed for the safety, protection, care and cleanliness of the Property and the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed.



LANDLORD'S                                               TENANT'S
INITIALS: __________         EXHIBIT E - PAGE 3          INITIALS: _________

                                  EXHIBIT "F"

                    ACCEPTANCE OF LEASED PREMISES MEMORANDUM

        This Acceptance of Leased Premises Memorandum is an amendment to the Lease Agreement, dated _______________, 19__, between Graymont Partners, Ltd., as Landlord, and Medical Alliance, Inc., as Tenant, covering those certain Leased Premises (as defined in the Lease Agreement) commonly known as Suite 150, 2445 Gateway Drive, Irving, Texas.

        Tenant hereby stipulates, agrees and acknowledges that:

        1. Landlord has fully completed the construction and finish-out work required to be performed or caused to be performed by Landlord under the terms of the Lease and the Work Letter Agreement incorporated by reference in the Lease as Exhibit "D" thereto.

        2. The Leased Premises and Building are tenantable, the Landlord has no further obligation for construction and finish-out with respect to the Leased Premises, and both the Building and the Leased Premises are satisfactory to Tenant in all respects.

        3. The Leased Premises are suitable for the purpose for which they were leased by Tenant.

        4.      The Commencement Date of the Lease is _______________, 19__.

        5. The date of expiration of the Lease Term is the last day of ______________________, 19__.

        Except as modified by this Acceptance of Leased Premises Memorandum, the Lease Agreement and all terms, provisions and covenants thereof are and remain in full force and effect and are ratified and affirmed by Tenant and Landlord.

                                        TENANT:

                                        MEDICAL ALLIANCE, INC.



                                        By:
                                              ---------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                              ---------------------------------



                                        LANDLORD:

                                        GRAYMONT PARTNERS, LTD.



                                        By:
                                              ---------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                              ---------------------------------

                                  EXHIBIT "G"

                                    PARKING

        During the term of this Lease, Tenant and its officers, agents, employees, guests, invitees and customers (for purposes of this Exhibit "G" collectively referred to as "Tenant") shall have the non-exclusive use on a "first come, first served" basis in common with Landlord, other tenants of the Building, their officers, agents, employees, guests, invitees and customers, of three (3) parking spaces per 1,000 square feet of Net Rentable Area in the non-reserved automobile parking areas located in the non-covered parking (the "non-covered parking") located in the vicinity of the Building subject to the rules and regulations for the use thereof as prescribed from time to time by Landlord. Tenant shall not park in any spaces designated for visitor or short term parking, and Tenant agrees that Landlord may, at Tenant's sole cost and expense, tow any of Tenant's vehicles parked in such spaces marked for visitor or short term parking. Tenant shall reimburse Landlord on demand for any and all towing charges incurred by Landlord as a result of Tenant's refusal to comply with the terms set forth herein, and Tenant's failure to pay on demand such towing charges shall be considered an Event of Default under the Lease. Landlord shall have no liability whatsoever for any property damage and/or personal injury which might occur as a result of, or in connection with, the use of the non-covered parking by Tenant, including, but not limited to any damage or injuries occurring as a result of Landlord causing Tenant's vehicles to be towed, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all costs, claims, expenses and/or causes of action which Landlord may incur in connection with or arising out of Tenant's use of the non-covered parking. Tenant expressly disclaims the creation of a bailee-bailor relationship with Landlord arising from this Lease Agreement or otherwise; Tenant agrees that Landlord shall have no duty to provide security for Tenant or Tenant's property, nor shall Landlord have a duty to warn Tenant of any dangers which exist or may exist in the future which may arise in connection with Tenant's use of the non-covered parking.

Landlord and Tenant acknowledge that the parking spaces on the Exhibit "G-1" - Parking Site Plan - marked by an "X" are for Tenant and Tenant shall have its employees park in those spaces, and Landlord shall use its best efforts to prevent other tenants from parking in those spaces. If Tenant's parking spaces are used by other tenants and continue to be used by other tenants after written notification to Landlord, and Landlord is still unable to stop the use of tenant's parking spaces, Landlord agrees to mark the parking spaces on Exhibit "G-1" as reserved spaces for Tenant's use.


LANDLORD'S                                                  TENANT'S
INITIALS:__________                                         INITIALS:__________